UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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SYMANTEC CORPORATION
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350 Ellis Street
Mountain View, California 94043

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
To be held on:
September 20, 2010
11:00 a.m. Pacific Time

Dear Stockholder:

You are cordially invited to attend our 2010 Annual Meeting of Stockholders, which will be held at 11:00 a.m. (Pacific Time) on Monday, September 20, 2010. We are pleased to announce that this year’s annual meeting will be held completely virtual. You will be able to attend, vote and submit your questions during the meeting via live webcast via the Internet at www.virtualshareholdermeeting.com/symantec.

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement:

1. To elect the eleven nominees named in the proxy statement to Symantec’s Board of Directors;

2. To ratify the appointment of KPMG LLP as Symantec’s independent registered public accounting firm for the 2011 fiscal year;

3. To approve an amendment to our 2004 Equity Incentive Plan, as amended, to increase the number of authorized shares issuable thereunder by 55,000,000 shares;

4. To approve an amendment to our 2008 Employee Stock Purchase Plan, to increase the number of authorized shares issuable thereunder by 20,000,000 shares; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on July 26, 2010 are entitled to notice and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote will be available for inspection at our offices for ten days prior to the Annual Meeting. If you would like to view this stockholder list, please contact Investor Relations at (650) 527-5523.

We are pleased to continue our practice of furnishing proxy materials over the Internet. We believe doing so allows us to provide our stockholders with the information they need, while lowering the costs of the delivery of the materials and reducing the environmental impact of printing and mailing hard copies. Stockholders who continue to receive hard copies of proxy materials may help us to reduce costs further by opting to receive future proxy materials by e-mail.

Each share of stock that you own represents one vote, and your vote as a stockholder of Symantec is very important. For questions regarding your stock ownership, you may contact Investor Relations at (650) 527-5523 or, if you are a registered holder, our transfer agent, Computershare Investor Services, by email through their website at www.computershare.com/contactus or by phone at (877) 282-1168 (within the U.S. and Canada) or (781) 575-2879 (outside the U.S. and Canada).

BY ORDER OF THE BOARD OF DIRECTORS

Scott C. Taylor
Executive Vice President, General
Counsel and Secretary

Mountain View, California
July 30, 2010

Every stockholder vote is important. To assure that your shares are represented at the Annual Meeting, please vote over the Internet or by telephone, whether or not you plan to attend the meeting. If you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, dating and signing the enclosed proxy and mailing it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

SYMANTEC CORPORATION
2010 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of Symantec Corporation’s Board of Directors (the “Board”) for use at Symantec’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, September 20, 2010, at 11:00 a.m. (Pacific Time), and any adjournment or postponement thereof. We will provide a live and re-playable webcast of the Annual Meeting, which will be available on the events section of our investor relations website at www.symantec.com/invest.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about August 11, 2010, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. If you previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

About the Annual Meeting

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will report on the performance of Symantec and respond to questions from stockholders.

What proposals are scheduled to be voted on at the meeting?

Stockholders will be asked to vote on four proposals. The proposals are:

1. The election to the Board of the eleven nominees named in this proxy statement;

2. The ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2011 fiscal year;

3. The approval of an amendment to our 2004 Equity Incentive Plan, as amended, to increase the number of authorized shares issuable thereunder by 55,000,000 shares; and

4. The approval of an amendment to our 2008 Employee Stock Purchase Plan, to increase the number of authorized shares issuable thereunder by 20,000,000 shares.

Could other matters be decided at the Annual Meeting?

Our Bylaws require that we receive advance notice of any proposal to be brought before the Annual Meeting by stockholders of Symantec, and we have not received notice of any such proposals. If any other matter were to come before the Annual Meeting, the proxy holders appointed by the Board will have the discretion to vote on those matters for you.

What is the recommendation of the Board on each of the proposals scheduled to be voted on at the meeting?

The Board recommends that you vote FOR each of the nominees to the Board (Proposal 1), FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the 2011 fiscal year (Proposal 2); FOR the amendment to our 2004 Equity Incentive Plan (Proposal 3); and FOR the amendment to our 2008 Employee Stock Purchase Plan (Proposal 4).

Who can vote at the Annual Meeting?

Stockholders as of the record date for the meeting, July 26, 2010, are entitled to vote at the meeting. At the close of business on the record date, there were outstanding and entitled to vote 789,267,675 shares of Symantec common stock.

Stockholder of Record: Shares Registered in Your Name

If on July 26, 2010, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote over the Internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If on July 26, 2010, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

Can I attend the Annual Meeting?

You are invited to attend the Annual Meeting, if you are a stockholder or record or a beneficial owner as of July 26, 2010, live via the Internet at www.virtualshareholdermeeting.com/symantec. You must have your 12-Digit Control Number to enter the meeting. The webcast starts at 11:00 a.m. Pacific Time. You may vote and submit questions while attending the meeting on the internet. Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/symantec.

Why are you holding the annual meeting virtual this year?

In alignment with our current cost savings objectives and in order for us to reach a greater number of investors, we are offering an interactive webcast of the meeting this year where you will not only be able to hear the meeting live via live audio stream, but you will also be able to vote your shares electronically and submit questions “real time”.

How do I vote?

If you are a stockholder of record, you may:

•	vote at the meeting — instructions on how to attend and vote at the meeting are posted at www.virtualshareholdermeeting.com/symantec;

•	vote via the Internet or via telephone — instructions are shown on your Notice of Internet Availability or proxy card; or

•	vote by mail — if you received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on September 19, 2010. Submitting your proxy, whether via the Internet, by telephone or by mail if you received a paper proxy card, will not affect your right to vote at the meeting should you decide to attend the meeting.

If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting if you have already voted by proxy.

How many votes do I have?

You are entitled to one vote for each share of Symantec common stock held as of July 26, 2010, the record date.

What is the quorum requirement for the meeting?

A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

How are abstentions and broker non-votes treated?

Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the election of directors. For the purpose of determining whether the stockholders have approved all other matters, abstentions have the same effect as an “against” vote.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the matters voted upon. Note that under a recent rule change, if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors, nor will the broker be authorized to vote on Proposal nos. 3 and 4. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

What is the vote required for each proposal?

The votes required to approve each proposal are as follows:

•	Proposal No. 1 (Election of Directors). Each director must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting casting their votes “FOR” a director must exceed the number of votes “AGAINST” a director.

•	Proposal Nos. 2, 3 and 4. Approval of each of Proposals 2, 3 and 4 requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting.

What if I return a proxy card but do not make specific choices?

All proxies will be voted in accordance with the instructions specified on the proxy card. If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote over the Internet or by telephone. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.

Who is paying for this proxy solicitation?

The expenses of soliciting proxies will be paid by Symantec. Following the original mailing of the proxies and other soliciting materials, Symantec and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the proxies and other soliciting materials, Symantec will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Symantec, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

What does it mean if I receive more than one proxy card or Notice of Internet Availability?

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each Proxy card and vote each proxy card over the Internet or by telephone. If you received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

How can I change my vote after submitting my proxy?

A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to the Corporate Secretary of Symantec (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again over the Internet or by telephone; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting over the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Where can I find the voting results?

The preliminary voting results will be announced at the Annual Meeting and posted on our website at www.symantec.com/invest. The final results will be tallied by the inspector of elections and filed with the U.S. Securities and Exchange Commission (SEC) in a current report on Form 8-K within four business days of the Annual Meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Symantec is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Standards

Our Corporate Governance Standards generally specify the distribution of rights and responsibilities of the Board, management and stockholders, and detail the rules and procedures for making decisions on corporate affairs. In general, the stockholders elect the Board and vote on certain extraordinary matters; the Board is responsible for the general governance of the Company, including selection of key management; and management is responsible for running the day-to-day operations of the Company.

Our Corporate Governance Standards are available on the Investor Relations section of our website, which is located at www.symantec.com/invest, by clicking on “Company Charters,” under “Corporate Governance.” The Corporate Governance Standards are reviewed at least annually by our Nominating and Governance Committee, and changes are recommended to our Board for approval as appropriate. The fundamental premise of our board-level corporate governance standards is the independent nature of our Board and its responsibility to our stockholders.

Code of Conduct and Code of Ethics

We have adopted a code of conduct that applies to all of our Board members, officers and employees. We have also adopted a code of ethics for our Chief Executive Officer and senior financial officers, including our principal financial officer and principal accounting officer. Our Code of Conduct and Code of Ethics for Chief Executive Officer and Senior Financial Officers are posted on the Investor Relations section of our website located at www.symantec.com/invest, by clicking on “Company Charters,” under “Corporate Governance.” Any amendments or waivers of our Code of Conduct and Code of Ethics for Chief Executive Officer and Senior Financial Officers pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.

Majority Vote Standard and Director Resignation Policy

Our Bylaws and Corporate Governance Standards provide for a majority voting standard for the election of directors. Under the majority vote standard, each nominee must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote at any meeting for the election of directors at which a quorum is present. A “majority of the votes cast” means the votes cast “for” a nominee’s election must exceed the votes cast “against” that nominee’s election. A plurality voting standard will apply instead of the majority voting standard if: (i) a stockholder has provided us with notice of a nominee for director in accordance with our Bylaws; and (ii) that nomination has not been withdrawn as of 10 days before we first deliver proxy materials to stockholders.

To effectuate this policy with regard to incumbent directors, the Board will not nominate an incumbent director for re-election unless prior to such nomination the director has agreed to promptly tender a resignation if such director fails to receive a sufficient number of votes for re-election at the stockholder meeting with respect to which such nomination is made. Such resignation will be effective upon the earlier of (i) the Board’s acceptance of such resignation or (ii) the 90th day after certification of the election results of the meeting; provided, however, that prior to the effectiveness of such resignation the Board may reject such resignation and permit the director to withdraw such resignation.

If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee shall act on an expedited basis to determine whether to recommend acceptance or rejection of the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board intends to act promptly on the Committee’s recommendation and will decide to accept or reject such resignation and publicly disclose its decision within 90 days from the date of certification of the election results. The Nominating and Governance Committee and the Board may consider such factors they deem relevant in deciding whether to accept or reject a resignation tendered in accordance with this policy. The Board expects a director whose resignation is under consideration to abstain from participating in any decision regarding the resignation.

Stock Ownership Guidelines

It is the policy of the Board that our directors and officers interests align with those of our stockholders. In furtherance of this policy, our Board adopted stock ownership guidelines to better align our directors’ interests with those of our stockholders. Details of our directors’ stock ownership guidelines are disclosed under Director Compensation on page 18, and details of our executive officers’ stock ownership guidelines are disclosed under Stock Ownership Requirements on page 47. The Nominating and Governance Committee oversees the establishment of the ownership standards.

Separate Chairman and CEO

Although our Board does not have a policy on whether the roles of Chief Executive Officer and Chairman should be separate, the positions did separate in April 2009 upon Enrique Salem’s appointment as President and CEO and John W. Thompson’s continuation as Chairman.

Lead Independent Director

The Lead Independent Director of the Board is chosen by the independent directors of the Board, and has the general responsibility to preside at all meetings of the Board when the Chairman is not present and executive sessions of the Board without management present. Robert S. Miller has served as the Lead Independent Director since April 22, 2003.

Board Independence

It is the policy of the Board and NASDAQ’s rules require listed companies to have a board of directors with at least a majority of independent directors, as defined under NASDAQ’s Marketplace Rules. Currently, each member of our Board, other than our Chief Executive Officer, Enrique Salem, and our Chairman of the Board, John W. Thompson, is an independent director and all standing committees of the Board are composed entirely of independent directors, in each case under NASDAQ’s independence definition. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and other activities as they may relate to Symantec and our management. Based on this review and consistent with our independence criteria, the Board has affirmatively determined that the following directors are independent: Stephen M. Bennett, Michael A. Brown, William T. Coleman, Frank E. Dangeard, Geraldine B. Laybourne, David L. Mahoney, Robert S. Miller, Daniel H. Schulman, and V. Paul Unruh.

Change in Director Occupation

Our Corporate Governance Standards include a policy that our Board should consider whether a change in any director’s professional responsibilities directly or indirectly impacts that person’s ability to fulfill his or her directorship obligations. To facilitate the Board’s consideration, all directors shall submit a resignation as a matter of course upon retirement, a change in employer, or other significant change in their professional roles and responsibilities. Such resignation may be accepted or rejected in the discretion of the Board.

Outside Advisors

The Board and its committees are free to engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues, at Symantec’s expense, and are provided full access to our officers and employees.

Board and Committee Effectiveness

It is important to Symantec that our Board and its committees are performing effectively and in the best interests of Symantec and its stockholders. An evaluation of the Board’s and its committees’ operations and performance is conducted annually by the Nominating and Governance Committee. Changes are recommended by the Nominating and Governance Committee for approval by the full Board as appropriate.

Board’s Role in Risk Oversight

The Board executes its risk management responsibility directly and through its committees. The Audit Committee has primary responsibility for overseeing the Company’s enterprise risk management process. The Audit Committee receives updates and discusses individual and overall risk areas during its meetings, including the Company’s financial risk assessments, risk management policies and major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee receives reports and discusses whether Symantec’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

The Board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairmen to the full Board during the Board meetings.

Board Structure and Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. The Board held a total of seven meetings during the fiscal year ended April 2, 2010. During this time, no directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which such director served (during the period which such director served).

Agendas and topics for Board and committee meetings are developed through discussions between management and members of the Board and its committees. Information and data that is important to the issues to be considered are distributed in advance of each meeting. Board meetings and background materials focus on key strategic, operational, financial, governance and compliance matters applicable to us, including the following:

•	Reviewing annual and longer-term strategic and business plans;

•	Reviewing key product, industry and competitive issues;

•	Reviewing and determining the independence of our directors;

•	Reviewing and determining the qualifications of directors to serve as members of committees, including the financial expertise of members of the Audit Committee;

•	Selecting and approving director nominees;

•	Selecting, evaluating and compensating the Chief Executive Officer;

•	Reviewing and discussing succession planning for the senior management team, and for lower management levels to the extent appropriate;

•	Reviewing and approving material investments or divestitures, strategic transactions and other significant transactions that are not in the ordinary course of business;

•	Evaluating the performance of the Board;

•	Overseeing our compliance with legal requirements and ethical standards; and

•	Overseeing our financial results.

Executive Sessions

After each regularly scheduled Board meeting, the independent members of our Board hold a separate closed meeting, referred to as an “executive session,” which is generally led by the Lead Independent Director. These executive sessions are used to discuss such topics as the independent directors deem necessary or appropriate. At least annually, the independent directors will hold an executive session to evaluate the Chief Executive Officer’s performance and compensation.

Succession Planning

Our Board recognizes the importance of effective executive leadership to Symantec’s success, and meets to discuss executive succession planning at least annually.

BOARD COMMITTEES AND THEIR FUNCTIONS

There are three primary committees of the Board: the Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board has delegated various responsibilities and authorities to these different committees, as described below and in the committee charters. The Board committees regularly report on their activities and actions to the full Board. Each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee was appointed by the Board. Each of the Board committees has a written charter approved by the Board and available on our website at www.symantec.com/invest, by clicking on “Company Charters,” under “Corporate Governance.”

Audit Committee

Members:	William T. Coleman III (effective April 3, 2010) Frank E. Dangeard David L. Mahoney Robert S. Miller V. Paul Unruh (Chair)

Number of Meetings in Fiscal Year 2010:	8

Independence:	Each member is an independent director as defined by current NASDAQ listing standards for Audit Committee membership.

Functions:	To oversee our accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function and the appointment and compensation of our independent registered public accounting firm;

To review and evaluate the independence and performance of our independent registered public accounting firm; and

To facilitate communication among our independent registered public accounting firm, our financial and senior management and our Board.

Financial Experts:	Our Board has unanimously determined that all Audit Committee members are financially literate under current NASDAQ listing standards, and at least one member has financial sophistication under NASDAQ listing standards. In addition, our Board has unanimously determined that V. Paul Unruh qualifies as an “audit committee financial expert” under SEC rules and regulations. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations or liability on any person so designated.

Compensation Committee

Members:	Stephen M. Bennett (effective April 3, 2010) Michael A. Brown Geraldine B. Laybourne David L. Mahoney Daniel H. Schulman (Chair)

Number of Meetings in Fiscal Year 2010:	5

Independence:	Each member is an independent director as defined by current NASDAQ listing standards.

Functions:	To review and recommend to the independent directors of our Board all compensation arrangements for our Chief Executive Officer;

To review and approve all compensation arrangements for our other executive officers;

To review the overall strategy for employee compensation including review of compensation-related risk management;

To administer our equity incentive plans;

To review and recommend to the Board compensation for non-employee members of the Board; and

To review and discuss with management the Company’s disclosures under the caption “Compensation Discussion and Analysis” for use in our proxy statements and reports filed with the SEC.

The Compensation Committee has retained Mercer, an outside consulting firm, to provide advice and ongoing recommendations on executive compensation matters. The Compensation Committee consulted with Mercer on certain executive compensation matters during fiscal year 2010. As the Compensation Committee requested and to assist the Compensation Committee as it made decisions with respect to compensation matters, Mercer provided certain qualitative and quantitative information regarding compensatory practices in the market for executive talent, analyzed existing Symantec executive compensation arrangements, and was available to the Compensation Committee to provide technical and other information it requested in connection with performing its function throughout the fiscal year 2010. Mercer’s role during fiscal year 2010 is further discussed in the Compensation Discussion & Analysis section (beginning on page 38).

Nominating and Governance Committee

Members:	Michael A. Brown (Chair) Frank E. Dangeard Robert S. Miller Daniel H. Schulman V. Paul Unruh

Number of Meetings in Fiscal Year 2010:	4

Independence:	Each member is an independent director as defined by current NASDAQ listing standards.

Functions:	To identify, consider and nominate candidates for membership on our Board;

To develop, recommend and evaluate corporate governance standards and a code of business conduct and ethics applicable to our Company;

To implement and oversee a process for evaluating our Board, Board committees (including the Nominating and Governance Committee) and oversee our Board’s evaluation of our Chief Executive Officer;

To make recommendations regarding the structure and composition of our Board and Board committees; and

To advise the Board on corporate governance matters.

DIRECTOR NOMINATIONS AND COMMUNICATION WITH DIRECTORS

Criteria for Nomination to the Board

The Nominating and Governance Committee will consider candidates submitted by Symantec stockholders, as well as candidates recommended by directors and management, for nomination to the Board. The Nominating and Governance Committee has generally identified nominees based upon suggestions by outside directors, management and executive recruiting firms. The goal of the Nominating and Governance Committee is to assemble a Board that offers a diverse portfolio of perspectives, backgrounds, experiences, knowledge and skills derived from high-quality business and professional experience. The Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders.

The key attributes, experience and skills we consider important for our directors in light of our current business and structure are:

•	Leadership Experience. Directors who have served in senior leadership positions are important to us, because they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level.

•	Public Company Board Experience. Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the CEO and other management personnel; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational, and compliance-related matters.

•	Mergers and Acquisitions (M&A) Experience. Directors who have a background in M&A transactions can provide insight into developing and implementing strategies for growing our business through combination with other organizations.

•	Financial Expertise. Knowledge of financial markets, financing operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing Symantec’s capital structure, financing and investing activities, financial reporting, and internal control of such activities.

•	Industry and Technology Expertise. Since we are a technology and software provider, education or experience in relevant technology is useful in understanding our research and development efforts, competing technologies, the various products and processes that we develop, and the market segments in which we compete.

•	Global Expertise. We are a global organization with offices in many countries. Directors with global expertise can provide a useful business and cultural perspective regarding many significant aspects of our business.

•	Legal Expertise. Directors who have legal education and experience can assist the Board in fulfilling its responsibilities related to the oversight of Symantec’s legal and regulatory compliance.

Process for Identifying and Evaluating Nominees

The Nominating and Governance Committee considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience. If the Nominating and Governance Committee determines that an opening exists, it identifies the desired skills and experience of a new nominee, including the need to satisfy rules of the SEC and NASDAQ.

The Nominating and Governance Committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Board generally, as well as the candidate’s integrity, business acumen, diversity, availability, independence of thought, and overall ability to represent the interests of Symantec’s stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the Nominating and Governance Committee uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees. In addition, we do not have a formal written policy with regard to the consideration of diversity in identifying candidates; however, as discussed above, diversity is one of the numerous criteria the Nominating and Governance Committee reviews before recommending a candidate. We have from time to time engaged, for a fee, a search firm to identify and assist the Nominating and Governance Committee with identifying, evaluating and screening Board candidates for Symantec and may do so in the future.

Stockholder Proposals for Nominees

The Nominating and Governance Committee will consider potential nominees properly submitted by stockholders. Stockholders seeking to do so should provide the information set forth in our corporate Bylaws regarding director nominations. The Nominating and Governance Committee will apply the same criteria for candidates proposed by stockholders as it does for candidates proposed by management or other directors.

To be considered for nomination by the Nominating and Governance Committee at next year’s annual meeting of stockholders, submissions by stockholders must be submitted by mail and must be received by the Corporate Secretary no later than April 13, 2011 to ensure adequate time for meaningful consideration by the Nominating and Governance Committee. Each submission must include the following information:

•	the full name and address of the candidate;

•	the number of shares of Symantec common stock beneficially owned by the candidate;

•	a certification that the candidate consents to being named in the proxy statement and intends to serve on the Board if elected; and

•	biographical information, including work experience during the past five years, other board positions, and educational background, such as is provided with respect to nominees in this proxy statement.

Information regarding requirements that must be followed by a stockholder who wishes to make a stockholder nomination for election to the Board for next year’s annual meeting is described in this proxy statement under “Additional Information — Stockholder Proposals for the 2011 Annual Meeting.”

Contacting the Board of Directors

Any stockholder who wishes to contact members of our Board may do so by mailing written communications to:

Symantec Corporation
350 Ellis Street
Mountain View, California 94043
Attn: Corporate Secretary

The Corporate Secretary will review all such correspondence and provide regular summaries to the Board or to individual directors, as relevant, will retain copies of such correspondence for at least six months, and make copies of such correspondence available to the Board or individual directors upon request. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with Symantec’s policy regarding accounting complaints and concerns.

Attendance of Board Members at Annual Meetings

The Board does not have a formal policy with respect to Board member attendance at our annual meetings of stockholders, as historically very few stockholders have attended our annual meeting of stockholders. Three directors attended our 2009 Annual Meeting of Stockholders in person or by telephone.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board consists of eleven directors, each of whom is nominated for election at the Annual Meeting, including nine independent directors, one member of our senior management and our former Chief Executive Officer. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the Nominating and Governance Committee, the Board has nominated the following eleven persons to serve as directors for the term beginning at the Annual Meeting on September 20, 2010: Stephen M. Bennett, Michael A. Brown, William T. Coleman, Frank E. Dangeard, Geraldine B. Laybourne, David L. Mahoney, Robert S. Miller, Enrique Salem, Daniel H. Schulman, John W. Thompson and V. Paul Unruh. Mr. Bennett was recommended by the Nominating and Governance Committee after an extensive and careful search was conducted by a global search firm, and numerous candidates were considered.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted to Symantec cannot be voted at the Annual Meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

Nominees for Director

The names of each nominee for director, their ages as of July 2, 2010, and other information about each nominee is shown below.

			Director
Nominee	Age	Principal Occupation	Since

John W. Thompson	61	Chairman of the Board of Directors	1999
Stephen M. Bennett	56	Director	2010
Michael A. Brown	51	Chairman of the Board, Line 6, Inc.	2005
William T. Coleman	62	Operating Partner, Alsop Louie Partners	2003
Frank E. Dangeard	52	Managing Partner, Harcourt	2007
Geraldine B. Laybourne	63	Director	2008
David L. Mahoney	56	Director	2003
Robert S. Miller	68	Chairman of American International Group	1994
Enrique Salem	44	President and Chief Executive Officer	2009
Daniel H. Schulman	52	President, Prepaid Group, Sprint Nextel Corp	2000
V. Paul Unruh	61	Director	2005

Mr. Thompson has served as Chairman of the Board since April 1999. He has been Chief Executive Officer of Virtual Instruments, a virtual infrastructure optimization company, since May 2010. Mr. Thompson served as our Chief Executive Officer from April 1999 to April 2009 and as President from April 1999 to January 2002. Mr. Thompson joined Symantec after 28 years at International Business Machines Corporation (IBM), a global information technology company, where he held senior executive positions in sales, marketing and software development. He last served as a general manager of IBM Americas and a member of the company’s Worldwide Management Council. Mr. Thompson is a member of the board of directors of Seagate Technology, Inc. and United Parcel Service, Inc. He has previously served as a director of a variety of companies, including NiSource, Inc. Mr. Thompson holds a bachelor’s degree from Florida A&M University and a master’s degree from MIT’s Sloan School of Management.

Mr. Thompson, as our former Chief Executive Officer for the past ten years, helped Symantec transform into a leader in security, storage and systems management solutions. Mr. Thompson brings extensive leadership and industry and technology expertise to Symantec based on the combination of his experiences at Symantec, IBM and other technology companies.

Mr. Bennett has served as a member of our Board since February 2010. Mr. Bennett was Chief Executive Officer of Intuit, Inc. from January 2000 to January 2008. Prior to Intuit, Mr. Bennett was at General Electric Corporation (GE) for 23 years. From December 1999 to January 2000, he was an executive vice president and a member of the board of directors of GE Capital, the financial services subsidiary of GE. From July 1999 to November 1999, he was President and Chief Executive Officer of GE Capital e-Business, and he was President and Chief Executive Officer of GE Capital Vendor Financial Services from April 1996 through June 1999. Mr. Bennett also serves as a director of Qualcomm and two private companies. He has previously served as a director of a variety of companies, including Intuit, Inc. and Sun Microsystems, Inc. He holds a degree in finance and real estate from the University of Wisconsin.

Mr. Bennett brings to the Board extensive leadership, consumer industry and technical experience through his former role as CEO of Intuit, executive management positions at GE and service on technology boards.

Mr. Brown has served as a member of our Board since July 2005 following the acquisition of Veritas. Mr. Brown had served on the Veritas board of directors since 2003. Mr. Brown is currently the Chairman of Line 6, Inc., a provider of musical instruments, amplifiers and audio gear that incorporate digital signal processing. From 1984 until September 2002, Mr. Brown held various senior management positions at Quantum Corporation, a leader in computer storage products, and most recently as Chief Executive Officer from 1995 to 2002 and Chairman of the Board from 1998 to 2003. Mr. Brown is a member of the board of directors of Quantum Corporation and two private companies. He has previously served as a director of a variety of companies, including Digital Impact and Nektar Therapeutics. Mr. Brown holds a master’s of business administration from Stanford Business School and a bachelor’s degree from Harvard University.

Mr. Brown brings to the Board extensive leadership and software and storage management experience through his leadership and directorship roles. Also, Mr. Brown has extensive corporate governance and compensation knowledge from serving on corporate governance and compensation committees for several public and private companies.

Mr. Coleman has served as a member of our Board since January 2003. He has been an Operating Partner of Alsop Louie Partners, a venture fund that invests primarily in early stage technology, since June 2010. Mr. Coleman was a founder, the Chairman of the Board and Chief Executive Officer of Cassatt Corporation, a provider of solutions to automate information technology operations, from August 2003 to June 2009. Previously Mr. Coleman was co-founder of BEA Systems, Inc., an enterprise application and service infrastructure software provider, where he served as Chairman of the Board from that company’s inception in 1995 until August 2002, Chief Strategy Officer from October 2001 to August 2002, and Chief Executive Officer from 1995 to October 2001. Mr. Coleman is a member of the board of directors of Nexant, Inc. He has previously served as a director of a variety of companies, including Cassatt Corporation and Palm, Inc. Mr. Coleman holds a bachelor’s degree in computer science from the U.S. Air Force Academy and master’s degrees in computer science and computer engineering from Stanford University. He also has an honorary doctorate from the University of Colorado.

Mr. Coleman brings extensive experience in the computer and software industry to the Board, and is a recognized industry expert and visionary in enterprise infrastructure software.

Mr. Dangeard has served as a member of our Board since January 2007. He has been the Managing Partner of Harcourt, an advisory and investment firm, since March 2008. Mr. Dangeard was Chairman and Chief Executive Officer of Thomson S.A., a provider of digital video technologies, solutions and services, from September 2004 to February 2008. From September 2002 to September 2004, he was Senior Executive Vice President of France Telecom, a global telecommunications operator. From 1997 to 2002, Mr. Dangeard was Senior Executive Vice President of Thomson and Vice Chairman in 2000. Prior to joining Thomson, Mr. Dangeard was managing director of SG Warburg & Co. Ltd. from 1989 to 1997, and Chairman of SG Warburg France from 1995 to 1997. Prior to that, Mr. Dangeard was a lawyer with Sullivan & Cromwell LLP, in New York and London. Mr. Dangeard also serves on the boards of Moser Baer and Sonaecom SGPA. He is also non-executive Chairman of Atari. Mr. Dangeard has previously served as a director of a variety of companies, including Thomson S.A. and Electricité de France S.A. He graduated from the École des Hautes Études Commerciales, the Paris Institut d’Études Politiques and from the Harvard Law School.

Mr. Dangeard brings to the board extensive leadership, financial, international and legal expertise through his various leadership and directorship roles in international public companies.

Ms. Laybourne has served as a member of our Board since January 2008. She founded Oxygen Media in 1998 and served as its Chairman and Chief Executive Officer until November 2007 when the network was acquired by NBC Universal. Prior to starting Oxygen Media, Ms. Laybourne spent 16 years at Nickelodeon. From 1996 to 1998, Ms. Laybourne was President of Disney/ABC Cable Networks where she was responsible for overseeing cable programming for the Walt Disney Company and ABC. Ms. Laybourne also serves on the boards of Electronic Arts, Inc., J.C. Penney Company, Inc. and Move, Inc. She earned a bachelor of arts degree in art history from Vassar College and a master of science degree in elementary education from the University of Pennsylvania.

Ms. Laybourne brings to the board extensive senior leadership and consumer market experience through her former CEO and senior management roles.

Mr. Mahoney has served as a member of our Board since April 2003. Mr. Mahoney previously served as co-Chief Executive Officer of McKesson HBOC, Inc., a healthcare services company, and as Chief Executive Officer of iMcKesson LLC, also a healthcare services company, from July 1999 to February 2001. Mr. Mahoney is a member of the board of directors of Corcept Therapeutics Incorporated, and several private and non-profit organizations. He has previously served as a director of a variety of companies, including Tercica Incorporated. Mr. Mahoney has a bachelor’s degree from Princeton University and a master’s of business administration from Harvard University.

Mr. Mahoney brings to the Board significant knowledge in mergers and acquisitions, strategy development and technology through his extensive experience at McKesson, McKinsey and as a direct investor in web 2.0 companies.

Mr. Miller has served as a member of our Board since September 1994. Mr. Miller is currently the Chairman of American International Group (AIG), an insurance and financial services organization, and MidOcean Partners, a private equity firm specializing in leveraged buyouts, recapitalizations and growth capital investments in middle-market companies. Mr. Miller served as Executive Chairman of Delphi Corporation, an auto parts supplier from January 2007 until November 2009 and as Chairman and Chief Executive Officer from July 2005 until January 2007. From January 2004 to June 2005, Mr. Miller was non-executive Chairman of Federal Mogul Corporation, an auto parts supplier. From September 2001 until December 2003, Mr. Miller was Chairman and Chief Executive Officer of Bethlehem Steel Corporation, a large steel producer. Prior to joining Bethlehem Steel, Mr. Miller served as Chairman and Chief Executive Officer on an interim basis upon the departure of Federal Mogul’s top executive in September 2000. Delphi Corporation and certain of its subsidiaries filed voluntary petitions for reorganization under the United States Bankruptcy Code in October 2005, and Federal Mogul Corporation and Bethlehem Steel Corporation and certain of their subsidiaries, filed voluntary petitions for reorganization under the United States Bankruptcy Code in October 2001. Mr. Miller is a member of the board of directors of UAL Corporation and two private companies. Mr. Miller has previously served as a director of a variety of companies, including Delphi Corporation. Mr. Miller earned a degree in economics from Stanford University, a law degree from Harvard Law School and a master’s of business administration, majoring in finance from Stanford Business School.

Mr. Miller brings to the Board extensive leadership, management and operational expertise through his executive leadership and directorship roles at a number of public companies.

Mr. Salem has served as a member of our Board since April 2009. Mr. Salem has served as our President and Chief Executive Officer since April 2009. From January 2008 to April 2009, Mr. Salem served as our Chief Operating Officer, and as Group President, Worldwide Sales and Marketing from April 2007 to January 2008. From May 2006 to April 2007, Mr. Salem served as our Group President, Consumer Products. Mr. Salem previously served as Senior Vice President, Consumer Products and Solutions from February 2006 to May 2006, Senior Vice President, Security Products and Solutions from January 2006 to February 2006, and as Senior Vice President, Network and Gateway Security Solutions from June 2004 to February 2006. Prior to joining Symantec, from April

2002 to June 2004, he was President and Chief Executive Officer of Brightmail Incorporated, an anti-spam software company that was acquired by Symantec. From January 2001 to April 2002, Mr. Salem served as Senior Vice President of Products and Technology at Oblix Inc., an identity-based security products developer, and from October 1999 to January 2001, he was Vice President of Technology and Operations at Ask Jeeves Inc., an online search engine provider. From 1990 to October 1999, Mr. Salem led the security business unit at Symantec. Mr. Salem received a Bachelor of Arts in computer science from Dartmouth College.

As our President and CEO, Mr. Salem brings significant senior leadership, sales and marketing, industry and technical experience to the Board. As CEO, Mr. Salem has direct responsibility for Symantec’s strategy and operations.

Mr. Schulman has served as a member of our Board since March 2000. Mr. Schulman has served as President, Prepaid Group of Sprint Nextel Corporation, a cellular phone service provider, since November 2009 when Sprint Nextel acquired Virgin Mobile USA, a cellular phone service provider. He is expected to cease serving in this capacity as of August 23, 2010. Mr. Schulman served as Chief Executive Officer of Virgin Mobile USA from September 2001 to November 2009, and a member of the board of directors of Virgin Mobile USA from October 2001 to November 2009. From May 2000 until May 2001, Mr. Schulman was President and Chief Executive Officer of priceline.com Incorporated, an online travel company, after serving as President and Chief Operating Officer from July 1999. He is a member of the board of directors of Flextronics International Ltd., as well as of a private company and a non-profit company. He received a bachelor’s degree in economics from Middlebury College, and a master’s degree in business administration, majoring in Finance, from New York University.

As a former chief executive officer and a member of a compensation leadership network, Mr. Schulman brings significant senior leadership, management, operational, executive compensation, consumer marketing and technical experience to the Board and Compensation Committee.

Mr. Unruh has served as a member of our Board since July 2005 following the acquisition of Veritas. Mr. Unruh had served on Veritas’ board of directors since 2003. Mr. Unruh retired as Vice Chairman of Bechtel Group, Inc., a global engineering and construction services company, in June 2003. During his 25-year tenure at Bechtel Group, he held a number of management positions including Treasurer, Controller, and Chief Financial Officer. Mr. Unruh also served as President of Bechtel Enterprises, the finance, development and ownership arm from 1997 to 2001. He is a member of the board of directors of Move, Inc., Heidrick & Struggles International, Inc., and two private companies. Mr. Unruh is a certified public accountant.

Mr. Unruh brings to the Board extensive finance experience, including public accounting and financial reporting through his former role as a chief financial officer and his many other financial management positions. He also brings systems development, international business and merger and acquisition experience to the Board. Mr. Unruh is a certified public accountant, and our Board has unanimously determined that he qualifies as an “audit committee financial expert” under SEC rules and regulations.

Director Compensation

The following table provides information for fiscal year 2010 compensation for all of our non-employee directors who served during the last fiscal year:

Fiscal Year 2010 Director Compensation

	Fees Earned
	or Paid in	Stock		Option
	Cash	Awards		Awards	Total
Name	($)(1)	($)(2)		($)(7)	($)

Stephen M. Bennett(3)	11,798	42,394	(5)	—	54,192
Michael A. Brown	80,005	179,995	(6)	—	260,000
William T. Coleman	60,005	179,995	(6)	—	240,000
Frank E. Dangeard	75,005	179,995	(6)	—	255,000
Geraldine B. Laybourne	60,005	179,995	(6)	—	240,000
David L. Mahoney	75,005	179,995	(6)	—	255,000
Robert S. Miller(4)	100,005	179,995	(6)	—	280,000
Daniel H. Schulman	80,005	179,995	(6)	—	260,000
V. Paul Unruh	95,005	179,995	(6)	—	275,000

(1)	Non-employee directors receive an annual retainer fee of $50,000 plus an additional annual fee of $10,000 (Compensation Committee and Nominating and Governance Committee) or $15,000 (Audit Committee) for membership on each committee. The chair of each committee receives an additional annual fee of $10,000 (Compensation Committee and Nominating and Governance Committee) or $20,000 (Audit Committee).

(2)	Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with FASB Accounting Standards Codification Topic 718 for awards granted during the fiscal year.

(3)	Mr. Bennett was appointed to the Board effective February 8, 2010. Accordingly, he received prorated compensation under the director compensation policies described below.

(4)	Mr. Miller received an additional annual fee in the amount of $25,000 for his role as Lead Independent Director.

(5)	Since Mr. Bennett was appointed to the Board after the beginning of the fiscal year, he was granted a prorated award of 2,485 restricted stock units on February 9, 2010, with a per share value of $17.06 and a full grant date fair value of $42,394.

(6)	Messrs. Brown, Coleman, Dangeard, Laybourne, Mahoney, Miller, Schulman and Unruh were each granted 11,749 restricted stock units on May 11, 2009, with a per share fair value of $15.32 and a full grant date fair value of $179,995.

(7)	In fiscal year 2010 and 2009, there were no stock option grants to any person who served as a non-employee director. The outstanding stock options held by each non-employee director at 2010, 2009 and 2008 fiscal year-end were: Mr. Brown (175,630), Mr. Coleman (100,000), Mr. Mahoney (106,000), Mr. Miller (148,000), Mr. Schulman (61,000), and Mr. Unruh (180,630).

The policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. Symantec does not pay employee directors for Board service in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from the Company. The Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation.

Director Stock Ownership Guidelines:  Since May 2007, the Compensation Committee has instituted the following stock ownership guidelines to better align our directors’ interests with those of our stockholders:

•	Directors must maintain a minimum holding of 10,000 shares of Company stock;

•	New directors will have three years to reach the minimum holding level; and

•	Notwithstanding the foregoing, directors may sell enough shares to cover their income tax liability on vested grants.

•	All of our directors are in compliance with these guidelines.

Annual Fees:  In accordance with the recommendation of the Compensation Committee, the Board determined the non-employee directors’ compensation for fiscal year 2010 as follows:

•	$50,000 annual cash retainer

•	$10,000 annual fee for committee membership ($15,000 for Audit Committee membership)

•	$10,000 annual fee for chairing a committee of the Board ($20,000 for chairing the Audit Committee)

•	$25,000 annual fee for the Lead Independent Director

In May 2010, the Board, in accordance with the recommendation of the Compensation Committee, approved modifications to the annual retainers paid to non-employee directors. Effective May 4, 2010, non-employee directors will receive the following retainers:

•	$50,000 annual cash retainer

•	$15,000 annual fee for committee membership ($20,000 for Audit Committee membership)

•	$15,000 annual fee for chairing a committee of the Board ($25,000 for chairing the Audit Committee)

•	$30,000 annual fee for the Lead Independent Director

The payment of the annual cash retainer is subject to the terms of the 2000 Director Equity Incentive Plan, as amended, which allows directors to choose to receive common stock in lieu of cash for all or a portion of the retainer payable to each director for serving as a member. We pay the annual retainer fee and any additional annual fees to each director at the beginning of the fiscal year. Directors who join the Company after the beginning of the fiscal year receive a prorated cash payment in respect of their annual retainer fee and fees. These payments are considered earned when paid. Accordingly, we do not require them to be repaid in the event a director ceases serving in the capacity for which he or she was compensated.

Annual Equity Awards.  All grants to non-employee directors will be made on a discretionary basis under the 2004 Equity Incentive Plan. Pursuant to a Non-Employee Director Grant Policy adopted by our Board, each non-employee member of the Board receives an annual award of fully-vested restricted stock awards having a fair market value on the grant date equal to a pre-determined dollar value, which was $180,000 during fiscal 2010, with this value prorated for new non-employee directors from the date of such director’s appointment to our Board to the date of the first Board meeting in the following fiscal year. The restricted stock awards granted for fiscal year 2010 were granted on May 11, 2009 and are fully vested.

In May 2010, the Board amended the Non-Employee Director Grant Policy so that each non-employee member of the Board will receive an annual award of fully-vested restricted stock units having a fair market value on the grant date equal to $200,000. The restricted stock units granted for fiscal year 2011 were granted on May 4, 2010 and are fully vested.

Since the beginning of fiscal year 2007, we have not made option grants to our directors. Option grants made to our non-employee directors in fiscal 2006 and prior years were subject to a four-year vesting schedule. In the event of a merger or consolidation in which Symantec is not the surviving corporation or another similar change in control transaction involving Symantec, all unvested stock option and restricted stock unit awards made to non-employee directors under the programs described above will accelerate and vest in full.

Symantec stock ownership information for each of our directors is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement.

THE BOARD RECOMMENDS A VOTE “FOR” ELECTION OF
EACH OF THE ELEVEN NOMINATED DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG as Symantec’s principal independent registered public accounting firm to perform the audit of Symantec’s consolidated financial statements for fiscal year 2011. As a matter of good corporate governance, the Audit Committee has decided to submit its selection of independent audit firm to stockholders for ratification. In the event that this appointment of KPMG is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its future selection of KPMG as Symantec’s independent registered public accounting firm.

The Audit Committee first approved KPMG as our independent auditors in September 2002, and KPMG audited Symantec’s financial statements for Symantec’s 2010 fiscal year. Representatives of KPMG are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

We regularly review the services and fees from its independent registered public accounting firm. These services and fees are also reviewed with the Audit Committee annually. In accordance with standard policy, KPMG periodically rotates the individuals who are responsible for Symantec’s audit. Symantec’s Audit Committee has determined that the providing of certain non-audit services, as described below, is compatible with maintaining the independence of KPMG.

In addition to performing the audit of Symantec’s consolidated financial statements, KPMG provided various other services during fiscal years 2010 and 2009. Symantec’s Audit Committee has determined that KPMG’s provisioning of these services, which are described below, does not impair KPMG’s independence from Symantec. The aggregate fees billed for fiscal years 2010 and 2009 for each of the following categories of services are as follows:

Fees Billed to Symantec	2010	2009

Audit fees(1)	$9,926,644	$11,007,817
Audit related fees(2)	—	—
Tax fees(3)	98,613	229,133
All other fees(4)	444,010	2,331

Total fees	$10,469,267	$11,239,281

The categories in the above table have the definitions assigned under Item 9 of Schedule 14A promulgated under the Securities Exchange Act of 1934, and these categories include in particular the following components:

(1) “Audit fees” include fees for audit services principally related to the year-end examination and the quarterly reviews of Symantec’s consolidated financial statements, consultation on matters that arise during a review or audit, review of SEC filings, audit services performed in connection with Symantec’s acquisitions and statutory audit fees.

(2) “Audit related fees” include fees which are for assurance and related services other than those included in Audit fees.

(3) “Tax fees” include fees for tax compliance and advice.

(4) “All other fees” include fees for all other non-audit services, principally for services in relation to certain information technology audits.

An accounting firm other than KPMG performs supplemental internal audit services for Symantec. Another accounting firm provides the majority of Symantec’s outside tax services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All of the services relating to the fees described in the table above were approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3

AMENDMENT TO OUR 2004 EQUITY INCENTIVE PLAN

We are asking stockholders to approve an amendment to our 2004 Equity Incentive Plan (the “2004 Plan”) to increase the number of shares reserved for issuance under the 2004 Plan by 55,000,000 shares. The Board approved this amendment in May 2010, subject to stockholder approval at the annual meeting.

Since the 2004 Plan has not been modified other than as provided above, it will continue to contain the following important features:

•	Each one share granted as a restricted stock award or restricted stock unit (“RSU”) will count as the issuance of two shares reserved for issuance under the 2004 Plan for the purpose of computing shares remaining available for issuance. (Shares subject to stock options or stock appreciation rights (“SARs”) reduce the shares available for issuance on a one-for-one basis.)

•	Stock options and SARs must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.

•	Repricing of stock options and SARs is prohibited unless stockholder approval is obtained.

We believe that the increase in the number of shares reserved for issuance under the 2004 Plan is in the best interests of our company because of the continuing need to provide stock options, RSUs and other equity-based incentives to attract and retain the most qualified personnel and to respond to relevant market changes in equity compensation practices. The use of equity compensation has historically been a significant part of our overall compensation philosophy at Symantec and is a practice that we plan to continue. The 2004 Plan serves as an important part of this practice and is a critical component of the overall compensation package that we offer to retain and motivate our employees. In addition, awards under the 2004 Plan provide our employees an opportunity to acquire or increase their ownership stake in us, and we believe this aligns their interests with those of our stockholders, creating strong incentives for our employees to work hard for our future growth and success. If Proposal No. 3 is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted and this could affect our long-term success.

In connection with its approval of the amendment of the 2004 Plan, the Board has considered Symantec’s current stock repurchase program, under which $747 million remained authorized for future repurchases as of April 2, 2010, with no expiration date. We believe that stock repurchases reduce the potential dilutive effect of the issuance of additional equity incentives to employees.

Plan History

The 2004 Plan was originally adopted by the Board in July 2004, and it was approved by our stockholders in September 2004. The 2004 Plan was amended and restated by the Board and our stockholders in 2006 to increase the number of shares reserved for issuance and effect other changes, and in 2008 to increase the number of shares reserved for issuance. Our stockholders have previously approved the reservation of an aggregate of 108 million shares for issuance under the 2004 Plan, plus an additional number of shares that transfer to the 2004 Plan upon cancellation of awards granted under our 1996 Equity Incentive Plan (the “Prior Plan”), which was our primary equity compensation plan prior to the adoption of the 2004 Plan. We no longer grant awards under the Prior Plan. As of July 2, 2010, approximately 24,700,000 shares have transferred to the 2004 Plan upon cancellation or forfeiture of Prior Plan awards. While approximately 20,400,000 shares remain subject to options still outstanding under the Prior Plan, we estimate that less than half of these shares will become available for grant under the 2004 Plan because approximately 6,100,000 of these options were vested and “in the money” as of July 2, 2010. An “in the money” option is an option with an exercise price at which a share may be purchased is less than the fair market value of our common stock as of July 2, 2010. Shares under our 2004 Plan are allocated as follows:

•	16,288,576 shares are issued and outstanding as a result of option exercises and settlement of restricted stock awards and RSUs (and are therefore not available for future grant);

•	45,686,775 shares are subject to outstanding options, restricted stock awards and RSUs;

•	42,556,433 shares are available for future issuance (excluding shares that in the future might transfer from the Prior Plan as noted above); and

•	28,191,768 shares have become unavailable for issuance since we deduct from the shares reserved under the 2004 Plan two shares for every one restricted stock award or RSU share we grant.

As of July 2, 2010, options to purchase a total of 64,741,517 shares of our common stock were outstanding under all of our equity compensation plans at a weighted average exercise price of $19.15 and with a weighted average remaining life of 3.22 years. There were also a total of 18,208,959 shares subject to issuance upon vesting and settlement of outstanding RSUs issued under our equity compensation plans. In addition to the shares available for issuance under the 2004 Plan and the Prior Plan described above, as of July 2, 2010, 33,951 shares remain available for issuance under our 2000 Director Equity Incentive Plan and 209,599 shares remain available for issuance under our 2002 Executive Officer’s Stock Purchase Plan. The 2004 Plan is the only plan under which we grant equity compensation awards.

One of the important factors that we consider in administering our equity compensation programs is our “burn rate,” meaning the number of shares that we utilize under the 2004 Plan each year relative to total shares outstanding. Our gross and net burn rates have been under 3% since fiscal 2005. For fiscal year 2010, our gross burn rate was 3.27%, our net burn rate was 2.68%, and our overhang was 17.1%. Please see “Executive Compensation and Related Information — Compensation Discussion & Analysis (CD&A)” beginning on page 38 for more discussion of our burn rates and overhang analysis.

Summary of our 2004 Equity Incentive Plan

The following is a summary of the principal provisions of the 2004 Plan, as proposed for approval. This summary does not purport to be a complete description of all of the provisions of the 2004 Plan. It is qualified in its entirety by reference to the full text of the 2004 Plan. A copy of the 2004 Plan has been filed with the SEC with this proxy statement, and any stockholder who wishes to obtain a copy of the 2004 Plan may do so by written request to the Secretary at Symantec’s headquarters in Mountain View, California.

Eligibility.  Employees (including officers), consultants, independent contractors, advisors and members of the Board (including non-employee directors) are eligible to participate in the 2004 Plan. As of July 2, 2010, there were approximately 16,700 employees and consultants, including eight executive officers, and nine non-employee directors eligible to receive awards under the 2004 Plan. Each director, executive officer and each person who previously served as an executive officer during fiscal year 2010 and remains employed by Symantec has an interest in Proposal No. 3.

Types of Awards.  Awards that may be granted are stock options (both nonstatutory stock options and incentive stock options (which may only be granted to employees)), restricted stock awards, restricted stock units and stock appreciation rights (each individually, an “award”).

Shares Reserved for Issuance.  If Proposal No. 3 is approved, the total number of shares reserved for issuance will increase from 104,531,784 to 159,531,784 shares (this number reflects the requested increase, remaining shares reserved for issuance, shares subject to outstanding awards and shares that have become available for issuance under the Prior Plan through July 2, 2010). As of July 2, 2010, 788,938,395 shares of our common stock were issued and outstanding.

Shares Returned to the Plan.  Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), shares that are subject to an award that is granted but is subsequently forfeited or repurchased by Symantec at the original issue price and shares that are subject to an award that terminates without shares being issued will again be available for grant and issuance under the 2004 Plan.

Shares Not Returned to the Plan.  Shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award, shares that are not issued or delivered as a result of the net settlement of an outstanding option or SAR and shares that are repurchased on the open market with the proceeds of an option exercise price will not be available again for grant and issuance under the 2004 Plan.

Reduction of Shares.  For purposes of determining the number of shares available for grant under the 2004 Plan against the maximum number of shares authorized, any full-value award (i.e., an award of restricted stock or RSUs) will reduce the number of shares available for issuance by two shares for every share issued, and any other award (i.e., an option or SAR) will reduce the number of shares available for issuance by one share for every share issued.

Per-Share Exercise Price.  The per-share exercise price of stock options and SARs granted under the 2004 Plan must equal at least the fair market value of a share of our common stock on the grant date of the option. As of July 2, 2010, the fair market value of a share of our common stock was $13.98.

No Repricing.  The exercise price of an option or SAR may not be reduced (repriced) without stockholder approval (other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions).

Number of Shares Per Calendar Year.  No person will be eligible to receive more than 2,000,000 shares in any calendar year pursuant to the grant of awards under the 2004 Plan (no more than 400,000 of which can be as awards of restricted stock or RSUs) except that new employees are eligible to receive up to a maximum of 3,000,000 shares in the calendar year in which they commence employment (no more than 600,000 of which can be as awards of restricted stock or RSUs).

Vesting and Exercisability.  Awards become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the administrator and as set forth in the related award agreement. Vesting may be based on the passage of time in connection with services performed for us or upon achievement of performance goals or other criteria. The maximum term of each option and SAR is ten years from the date of grant. As a matter of practice, options have generally been subject to a four-year vesting period with a one-year period before any vesting occurs and are currently granted with a maximum term of seven years from the date of grant. Options cease vesting on the date of termination of service or the death or disability of the employee, and generally expire three months after the termination of the employee’s service to Symantec or up to 12 months following the date of death or disability. However, if an employee is terminated for cause, the option expires upon termination. SARs become exercisable as they vest and are settled in cash or shares, as determined by the administrator, having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which Symantec’s stock price on the date of exercise exceeds the exercise price of SARs. RSUs are settled in cash or shares, depending on the terms upon which they are granted, and only to the extent that they are vested. Shares subject to a restricted stock award that are unvested remain subject to our right of repurchase.

Method of Exercise.  The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, broker assisted same-day sales or other methods permitted by the 2004 Plan, the administrator and applicable law.

Adjustment of Shares.  In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Symantec without consideration or if there is a change in the corporate structure of Symantec, then (a) the number of shares reserved for issuance under the 2004 Plan, (b) the limits on the number of shares that may be issued to participants in a calendar year, (c) the exercise price and number of shares subject to outstanding options and (d) the purchase price and number of shares subject to other outstanding awards, including restricted stock awards, will be proportionately adjusted, subject to any required action by the Board or our stockholders and subject to compliance with applicable securities laws.

Stockholder Approval.  Stockholder approval is required for certain types of amendments to the 2004 Plan.

Administration.  The Compensation Committee administers the 2004 Plan except when the Board decides to directly administer the 2004 Plan.

Section 162(m) Considerations.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s Chief Executive Officer or any of the three other most highly compensated officers (excluding a company’s chief financial officer). Certain performance-based compensation is specifically exempt from this deduction limit if it otherwise meets the requirements of Section 162(m). The 2004 Plan is intended to comply with the requirements of Section 162(m) of the Code such that performance-based awards in excess of $1 million payable to our Chief Executive Officer and our three other most highly compensated executive officers (excluding our Chief Financial Officer) may be deductable by us.

Non-Employee Director Equity Awards.  Under the 2004 Plan, non-employee directors may be granted stock options and other awards either on a discretionary basis or pursuant to policy adopted by the Board. Pursuant to a policy adopted by the Board, each non-employee member of the Board receives an annual award of fully-vested restricted stock units having a fair market value on the grant date equal to $200,000, with this value prorated for new non-employee directors from the date of such director’s appointment to the Board to the date of the first Board meeting in the following fiscal year.

Corporate Transaction.  In the event of a change of control of Symantec (as set forth in the 2004 Plan), the buyer may either assume outstanding awards or substitute equivalent awards. If the buyer fails to assume or substitute awards issued under the 2004 Plan, all awards will expire upon the closing of the transaction, and the Board will determine whether the change of control will have any additional effect, including acceleration of the vesting of the awards. Unless otherwise determined by the Board, all unvested stock option and RSU awards made to non-employee directors under the 2004 Plan will accelerate and vest in full.

Amendment or Termination of 2004 Plan.  The Board may at any time amend or terminate the 2004 Plan in any respect; provided, that the Board may not, without the approval of the stockholders of Symantec, amend the 2004 Plan to increase the number of shares that may be issued under the 2004 Plan, change the designation of employees or class of employees eligible for participation in the 2004 Plan or materially modify a provision of the 2004 Plan if the modification requires stockholder approval under rules of the NASDAQ Stock Market.

Termination Date.  The 2004 Plan will terminate on July 20, 2014 unless terminated earlier.

Summary of Federal Income Tax Consequences of Awards Granted under the 2004 Equity Incentive Plan

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to Symantec and participants in the 2004 Plan with respect to awards granted under the 2004 Plan. U.S. federal tax laws may change and U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

Tax Treatment of the Participant

Incentive Stock Options.  An optionee will recognize no income upon grant of an ISO and will incur no tax upon exercise of an ISO unless for the year of exercise the optionee is subject to the alternative minimum tax (“AMT”). If the optionee holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the “required holding period”), then the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares upon the exercise of the ISO.

If the optionee disposes of ISO Shares prior to the expiration of the required holding period (a “disqualifying disposition”), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain or short-term capital gain depending upon the amount of time the ISO Shares were held by the optionee.

Alternative Minimum Tax  The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonstatutory Stock Options  An optionee will not recognize any taxable income at the time a NSO is granted. However, upon exercise of a NSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding by Symantec if the optionee is an employee. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss depending upon the amount of time the NSO shares were held by the optionee.

Restricted Stock Units.  In general, no taxable income is realized upon the grant of a RSU award. The participant will generally include in ordinary income, which will be subject to income tax withholding by Symantec if the participant is an employee, the fair market value of the shares of stock that are delivered to the participant upon settlement, which generally occurs at the time the RSUs vest. The 2004 Plan allows Symantec to withhold shares from the RSU award to satisfy the participant’s withholding tax obligation, with Symantec retiring those shares and being required to tender cash from its general funds to the applicable tax authorities in an amount equal to the value of the shares withheld.

Restricted Stock.  A participant receiving restricted shares for services recognizes taxable income when the shares become vested. Upon vesting, the participant will include in ordinary income an amount, which will be subject to income tax withholding by Symantec if the participant is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon resale of the shares by the participant, subsequent appreciation or depreciation in the value of the shares is treated as long-term or short-term capital gain or loss depending on the amount of time the shares were held by the participant.

Stock Appreciation Rights.  A grant of a SAR has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, which will be subject to income tax withholding by Symantec if the recipient is an employee.

Tax Treatment of Symantec

Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m) of the Code, Symantec generally will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2004 Plan.

ERISA Information

The 2004 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Accounting Treatment

Symantec will recognize compensation expense in connection with awards granted under the 2004 Plan as required under applicable accounting standards. Symantec currently recognizes compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.

New Plan Benefits

Except as described in “— Summary of our 2004 Equity Incentive Plan — Non-Employee Director Equity Awards” above, future awards to directors, executive officers, employees and other eligible participants under the 2004 Plan are discretionary and cannot be determined at this time. Further, since the number of shares subject to the RSUs to be granted to non-employee directors under the 2004 Plan depends on the fair market value of our common stock at future dates, it is not possible to determine the exact number of shares that will be subject to such future RSU awards.

		Number of Restricted Shares
	Number of	and Restricted Shares Stock
	Options Granted	Units Granted

Name
Named Executive Officers:
Enrique Salem	1,705,000	390,000
James A. Beer	558,000	162,000
Gregory W. Hughes	575,000	126,000
William T. Robbins	329,500	152,000
J. David Thompson	400,000	100,333
All current executive officers as a group (8 persons)	4,441,500	1,173,119
All current non-employee directors as a group (9 persons)	491,042	425,590
All employees, excluding current executive officers	46,044,871	29,837,611

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3

PROPOSAL NO. 4

AMENDMENT TO OUR 2008 EMPLOYEE STOCK PURCHASE PLAN

We are asking stockholders to approve an amendment to our 2008 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares reserved for issuance under the ESPP by 20,000,000 shares, from 20,000,000 shares to 40,000,000 shares. The Board approved this amendment in April 2010, subject to stockholder approval at the annual meeting.

The ESPP provides our employees the means to acquire shares of our common stock at a discount to the purchase date fair market value through accumulated payroll deductions. This is a long-standing benefit program, and we believe it is important in helping us retain employees and helping align their interests with those of our stockholders.

Plan History

The ESPP was originally adopted by the Board in April 2008, and it was approved by our stockholders in September 2008. As of July 2, 2010, an aggregate of 4,363,936 shares of common stock have been issued, and 15,636,064 shares remain available for future issuance under the ESPP. Shares under the ESPP are allocated as follows:

•	4,363,936 shares are issued as a result of ESPP purchases (and are therefore not available for future grant);

•	15,636,064 shares are available for future issuance.

As of July 2, 2010, the following named executive officers had purchased under the ESPP the number of the shares listed after his or her name during the fiscal year ending April 2, 2010: Enrique Salem — 1,691 shares; William T. Robbins — 1,590 shares and J. David Thompson — 1,232 shares. During fiscal year 2010, all executive officers as a group purchased an aggregate of 8,675 shares. No associate of any of our executive officers or directors has purchased shares under the ESPP, and no person has purchased 5% or more of the total shares issued under the ESPP from the inception of the ESPP through July 2, 2010.

Summary of our 2008 Employee Stock Purchase Plan

The following is a summary of the principal provisions of the ESPP, as proposed for approval. This summary does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP has been filed with the SEC with this proxy statement, and any stockholder who wishes to obtain a copy of the ESPP may do so by written request to the Secretary at Symantec’s headquarters in Mountain View, California.

Statutory Plan and Non-Statutory Plan.  The ESPP allows us the ability to establish separate sub-plans to permit the purchase of our common stock either through the “Statutory Plan,” which is intended to satisfy the requirements of Section 423 of the Code or through one or more “Non-Statutory Plans” that will not comply with Section 423. The Statutory Plan and the Non-Statutory Plans shall be operated as separate and independent plans, although the total number of shares authorized to be issued under the ESPP applies in the aggregate to both the Statutory Plan and to all Non-Statutory Plans. Other than the share reserve, the Board may adopt special provisions, rules and procedures for a particular Non-Statutory Plan that are different from, and may in certain cases supersede the provisions of the ESPP, without seeking stockholder approval.

Shares Reserved for Issuance.  If Proposal No. 4 is approved, the total number of shares reserved for issuance will increase from 20,000,000 to 40,000,000 shares. As of July 2, 2010, 788,938,395 shares of our common stock were issued and outstanding.

Offering Periods.  The ESPP operates by offering eligible employees the right to purchase stock through a series of successive or overlapping offering periods (each an “Offering Period”). The ESPP operates through a series of successive six-month Offering Periods that begin each February 16 and August 16 (or the first business day after that date), and end, respectively, on the following August 15 and February 15 (or the last business day preceding that date). The ESPP permits us to provide for multiple purchase dates within a single Offering Period.

However, we currently operate the ESPP using a single purchase date for each Offering Period. This single purchase date will occur on the last business day of the Offering Period, at which time all accrued payroll deductions of each participant are used to purchase shares.

Eligibility and Participation.  Employees (including officers and employee directors) who are employed for at least 20 hours per week and more than five months in any calendar year and who are employed by us as of the third business day before the beginning of an Offering Period are eligible to participate in that Offering Period, subject to certain limitations imposed by Section 423(b) of the Code, applicable local law for locations outside of the United States and the plan itself. For example, no employee may be granted an option under the ESPP if immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total voting power or value of all classes of stock of Symantec or our subsidiaries. As of July 2, 2010, approximately 16,700 employees (including officers and employee directors) are eligible to participate in the ESPP. Each executive officer and each person who previously served as an executive officer during fiscal year 2010 and remains employed by Symantec has an interest in Proposal No. 4.

Eligible employees become participants in the ESPP by submitting an enrollment form authorizing payroll deductions prior to the beginning of an Offering Period (unless payroll deductions are not permitted under local law, in which case such other payment methods as we may approve). Once a participant enrolls in an Offering Period, he or she is automatically enrolled in subsequent Offering Periods unless he or she withdraws from or becomes ineligible to participate in the ESPP. Once an employee has enrolled in the ESPP, amounts are withheld from his or her compensation during each payroll period. An employee may elect to have not less than 2% or more than 10% of his or her compensation during an Offering Period withheld to be used to purchase shares under the ESPP. Eligible compensation is defined in the ESPP as all compensation including base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions but excluding amounts related to Company equity compensation, except that for purposes of any Non-Statutory Plan, compensation is defined as base salary. A participant may decrease, but not increase, the rate of his or her payroll deductions once during an ongoing Offering Period by completing and filing a new authorization for payroll deductions form.

Grant and Exercise of Option; Purchase Price.  On the first trading date of an Offering Period (which is referred to as the grant date or the “Offering Date”), each participant is granted an option to purchase up to that number of shares determined by dividing his or her payroll deductions accumulated during the Offering Period as of the last trading day of the Offering Period by the purchase price applicable for that Offering Period. We administer the ESPP to provide that the purchase price per share for each Offering Period is 85% of the fair market value of a share of our common stock on the last trading day of the Offering Period (the “Purchase Date”). Fair market value means the closing price of our common stock on the Purchase Date. Notwithstanding the foregoing, the ESPP allows us to change the purchase price that applies to an Offering Period to provide for the greatest discount allowed under Code Section 423 (which means that the purchase price can be 85% of the lower of the fair market value of our stock at the beginning or at the end of the Offering Period). As of July 2, 2010, the fair market value of a share of our common stock was $13.98.

Certain limitations on the number of shares that a participant may purchase apply. For example, the option granted to an employee may not permit him or her to purchase stock under the ESPP at a rate which exceeds $25,000 in fair market value of such stock (determined as of the Offering Date) for each calendar year in which the option is outstanding. In addition, we have set 10,000 shares as the maximum number of shares an employee may purchase on each Purchase Date. The ESPP allows us to increase or decrease this share limit without stockholder approval. We will make a pro rata reduction in the number of shares subject to options outstanding under the ESPP if the total number of shares that would otherwise be purchased on a Purchase Date by all participants exceeds the number of shares remaining available under the plan.

Provided the employee continues participating in the plan through the end of an Offering Period, his or her option to purchase shares is exercised automatically at the end of the Offering Period, and the maximum number of shares that may be purchased with accumulated payroll amounts at the applicable purchase price are issued to the employee.

Rights to purchase stock under the ESPP are generally not transferable by the employee.

Termination of Employment; Withdrawal from the ESPP.  Termination of a participant’s employment for any reason, including retirement or death or the failure of the participant to remain in the continuous employ of Symantec for at least 20 hours per week and more than five months in any calendar year during the applicable Offering Period cancels his or her option to purchase shares under the ESPP and terminates his or her participation. In such event, accumulated payroll deductions are returned (without interest unless required by applicable law) to the participant.

A participant may withdraw from the ESPP at any time during an Offering Period prior to a date specified for administrative reasons prior to the Purchase Date. Upon withdrawal, the participant’s accumulated payroll amounts are returned to him or her, without interest unless required by applicable law.

Adjustment of Shares.  Subject to any required action by our stockholders, in the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Symantec without consideration, proportionate adjustment shall be made to the number of shares remaining available for issuance under the ESPP, the purchase price and number of shares subject to then-outstanding options under the ESPP, and the maximum number of shares that may be purchased on any Purchase Date.

Corporate Transactions.  In the event of a proposed change of control of Symantec (as set forth in the ESPP), each then-outstanding option under the ESPP will be assumed or an equivalent substitute option substituted by the buyer, unless the Board elects in lieu of that treatment to simply shorten the Offering Period then in progress and allow each outstanding option to be automatically exercised on a specified date preceding the closing of the transaction. If the Board sets an earlier Purchase Date in connection with a change of control transaction, the Offering Period then in progress will terminate on that Purchase Date.

Amendment and Termination of the ESPP.  The Board may at any time amend or terminate the ESPP without the approval of the stockholders or employees, except that a termination generally cannot adversely affect options then outstanding (although the ESPP provides for certain exceptions to this rule).

Term.  The ESPP expires ten years from the date of stockholder approval in 2008, unless sooner terminated by the Board or unless we obtain stockholder approval of an amendment that extends the plan’s term.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences to U.S. taxpayers and Symantec of shares purchased under the Statutory Plan, which is a sub-plan of the ESPP. This summary is not complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

The Statutory Plan and the options granted under the Statutory Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code.

Amounts of a participant’s compensation withheld for the purchase of shares of our common stock under the Statutory Plan will be subject to regular income and employment tax withholding as if such amounts were actually received by the employee. Other than this, no income will be taxable to a participant until sale or other disposition of the acquired shares. Under current law, no other withholding obligation applies to the events under the Statutory Plan.

Tax treatment upon transfer of the purchased shares depends on how long the participant holds the shares from the Purchase Date to the transfer date. If the stock is disposed of more than two years after the Offering Date, and more than one year after the Purchase Date for the stock being transferred, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the Offering Date over the purchase price (determined as of the Offering Date) will be treated as ordinary income. Any further gain will be taxed as a long-term capital gain. Under current law, long-term capital gains are generally subject to lower tax rates than ordinary income. If the fair market value of the stock on the date of the disposition is less than the purchase price paid for the shares, there will be no ordinary income, and any loss recognized will be a capital loss.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the Purchase Date for the shares over the purchase price will be treated as ordinary income at the time of the sale or disposition. The balance of any gain will be treated as capital gain. Even if the stock is disposed of for less than its Purchase Date fair market value, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such Purchase Date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no U.S. federal income tax consequences to Symantec by reason of the grant or exercise of options under the ESPP. Symantec is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

Symantec may also grant options under Non-Statutory Plans to employees of our designated subsidiaries and affiliates that do not participate in the Statutory Plan. The specific terms of such Non-Statutory Plans are not yet known; accordingly, it is not possible to discuss with certainty the relevant tax consequences of these Non-Statutory Plans. The Non-Statutory Plans will be sub-plans of the ESPP that are generally not intended to qualify under the provisions of Sections 421 and 423 of the Code. Therefore, it is likely that at the time of the exercise of an option under a Non-Statutory Plan, an employee subject to tax under the Internal Revenue Code would recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise and the purchase price, Symantec would be able to claim a tax deduction equal to this difference, and Symantec would be required to withhold employment taxes and income tax at the time of the purchase.

Accounting Treatment

Symantec recognizes compensation expense in connection with options outstanding under the ESPP in accordance with authoritative guidance on stock compensation. So long as Symantec continues issuing shares under the ESPP with a purchase price at a discount to the fair market value of its stock, Symantec will recognize compensation expense which will be determined by the level of participation in the ESPP.

New Plan Benefits

Because benefits under the ESPP depend on the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by employees if they participate in the ESPP. During fiscal year 2010, three Named Executive Officers participated in the ESPP.

As of July 2, 2010, since the inception of the ESPP, the aggregate number of shares issued to each named executive officer and the various indicated groups under the ESPP are:

Number of Shares
Name	Issued Under ESPP

Named Executive Officers:
Enrique Salem	1,691
James A. Beer	—
Gregory W. Hughes	—
William T. Robbins	1,590
J. David Thompson	1,232
All current executive officers as a group (8 persons)	8,675
All current non-employee directors as a group (9 persons)	—
All employees, excluding current executive officers	4,355,261

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Symantec’s common stock that may be issued upon the exercise of options, warrants and rights under all of Symantec’s existing equity compensation plans as of April 2, 2010:

	Equity Compensation Plan Information
				Number of Securities
	Number of Securities			Remaining Available for
	to be Issued Upon		Weighted-Average	Future Issuance Under
	Exercise of		Exercise Price of	Equity Compensation Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	62,024,646		$13.39	75,101,075	(1)
Equity compensation plans not approved by security holders	485,168	(2)(3)	$6.87	—

Total	62,509,814		$13.34	75,101,075

(1)	Represents 40,119 shares remaining available for future issuance under Symantec’s 2000 Director Equity Incentive Plan, 209,599 shares remaining available for future issuance under Symantec’s 2002 Executive Officer’s Stock Purchase Plan, 15,636,064 shares remaining available for future issuance under Symantec’s 2008 Employee Stock Purchase Plan and 59,215,293 shares remaining available for future issuance as stock options, restricted stock units or other awards permitted under Symantec’s 2004 Equity Incentive Plan (See Proposals Nos. 3 and 4 for more information regarding our 2004 Equity Incentive Plan and 2008 Employee Purchase Plan, respectively). Note that such numbers do not reflect the shares proposed to be reserved under the amended and restated 2004 Equity Incentive Plan and the 2008 Employee Stock Purchase Plan under Proposal Nos. 3 and 4.

(2)	Excludes outstanding options 16,025,447 shares as of April 2, 2010 that were assumed as part of the Veritas acquisition. Also excludes 787,236 outstanding options as of April 2, 2010 that were assumed as part of other acquisitions. The weighted average exercise price of these outstanding options was $23.68 as of April 2, 2010. In connection with these acquisitions, Symantec has only assumed outstanding options and rights, but not the plans themselves, and therefore, no further options or rights may be granted under these acquired-company plans.

(3)	Represents 485,168 outstanding options to purchase shares under Symantec’s 2001 Non-Qualified Equity Incentive Plan. As noted below, the 2001 Non-Qualified Equity Incentive Plan was terminated in September 2004 in connection with the adoption of the Symantec 2004 Equity Incentive Plan.

Material Features of Equity Compensation Plans Not Approved by Stockholders

2001 Non-Qualified Equity Incentive Plan

The 2001 Non-Qualified Equity Incentive Plan was terminated in September 2004 in connection with the adoption of the Symantec 2004 Equity Incentive Plan. As of April 2, 2010, options to purchase 485,168 shares were outstanding under the 2001 Non-Qualified Equity Incentive Plan.

Terms of Options.  Symantec’s Compensation Committee determined many of the terms and conditions of each option granted under the plan, including the number of shares for which the option was granted, the exercise price of the option and the periods during which the option may be exercised. Each option is evidenced by a stock option agreement in such form as the Compensation Committee approved and is subject to the following conditions (as described in further detail in the plan):

•	Vesting and Exercisability: Options and restricted shares become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Compensation Committee in its discretion and as set forth in the related stock option or restricted stock agreement. To date, as a matter of practice, options under the plan have generally been subject to a four-year vesting period. Options terminate ten years or less from the date of grant.

•	Exercise Price: The exercise price of each option granted was not less than 100% of the fair market value of the shares of common stock on the date of the grant.

•	Tax Status: All options granted under the plan are non-qualified stock options.

•	Method of Exercise: The option exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Compensation Committee, in other forms of consideration.

•	Termination of Employment: Options cease vesting on the date of termination of service or death of the participant. Options granted under the plan generally expire three months after the termination of the optionee’s service to Symantec or a parent or subsidiary of Symantec, except in the case of death or disability, in which case the options generally may be exercised up to 12 months following the date of death or termination of service. However, if the optionee is terminated for cause, the optionee’s options expire upon termination of employment.

Corporate Transactions.  In the event of a change of control of Symantec (as defined in the plan), the buyer may either assume the outstanding awards or substitute equivalent awards. In the event the buyer fails to assume or substitute awards issued under the plan, all awards will expire upon the closing of the transaction.

Term and Amendment of the Plan.  The plan was terminated in September 2004, except that outstanding options granted thereunder will remain in place for the term of such options.

OUR EXECUTIVE OFFICERS

The names of our executive officers, their ages as of July 2, 2010, and their positions are shown below.

Name	Age	Position

Enrique Salem	44	President and Chief Executive Officer
James A. Beer	49	Executive Vice President and Chief Financial Officer
Phillip A. Bullock	45	Senior Vice President and Chief Accounting Officer
Janice Chaffin	55	Group President, Consumer Business Unit
Rebecca Ranninger	51	Executive Vice President and Chief Human Resources Officer
William T. Robbins	42	Executive Vice President, Worldwide Sales
Scott C. Taylor	46	Executive Vice President, General Counsel and Secretary
J. David Thompson	43	Group President, Information Technology and Services Group

The Board chooses executive officers, who then serve at the Board’s discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Symantec.

For information regarding Mr. Salem, please refer to Proposal No. 1, “Election of Directors,” above.

Mr. Beer has served as our Executive Vice President and Chief Financial Officer since February 28, 2006. Prior to joining us, Mr. Beer was Senior Vice President and Chief Financial Officer of AMR Corporation and American Airlines, Inc., AMR’s principal subsidiary, from January 2004 to February 2006. From September 1991 to January 2004, Mr. Beer held other various management positions in finance and operations at American Airlines including leading the airline’s European and Asia Pacific businesses. Mr. Beer holds a bachelor of science in aeronautical engineering from Imperial College, London University and a master of business administration degree from Harvard Business School.

Mr. Bullock has served as our Senior Vice President and Chief Accounting Officer since October 2009. Mr. Bullock joined Symantec as Vice President of Tax and Trade Compliance in March 2006 and assumed responsibility for the Company’s corporate risk assurance function in March 2007. Prior to joining Symantec, Mr. Bullock had been employed by Ernst & Young LLP since 1988 and was a partner in Ernst & Young’s tax practice from September 2000 through February 2006. Mr. Bullock holds a bachelor of science degree in business administration, accounting information systems, from Virginia Polytechnic Institute and State University and a master’s in professional accounting degree from the University of Texas at Austin.

Ms. Chaffin has served as our Group President, Consumer Business Unit since April 2007. From May 2006 to April 2007, Ms. Chaffin served as our Executive Vice President and Chief Marketing Officer. Ms. Chaffin joined Symantec in May 2003 as Senior Vice President and Chief Marketing Officer. Prior to Symantec, Ms. Chaffin spent 21 years at Hewlett-Packard Company, a global provider of products, technologies, solutions and services, where she held a variety of marketing and business management positions and most recently served as Vice President of Enterprise Marketing and Solutions. She graduated summa cum laude from the University of California, San Diego with a bachelor’s degree and earned a master’s degree in business administration from the University of California, Los Angeles, where she was a Henry Ford Scholar.

Ms. Ranninger has served as our Executive Vice President and Chief Human Resources Officer since May 2006, Senior Vice President, Human Resources from January 2000 to May 2006 and Vice President, Human Resources from September 1997 to January 2000. Prior to 1997, Ms. Ranninger served for over six years in the Legal Department. Prior to joining us in 1991, Ms. Ranninger was a business litigator with the law firm of Heller Ehrman White & McAuliffe. She also currently serves as President of Symantec Foundation. Ms. Ranninger graduated magna cum laude from Harvard University with a bachelor’s degree, earned a bachelor’s degree in jurisprudence from Oxford University and a Juris Doctorate from Stanford University.

Mr. Robbins has served as our Executive Vice President of Worldwide Sales since January 2009. From July 2007 to January 2009, Mr. Robbins served as Senior Vice President of Sales for the Americas geography. From April 2006 to July 2007, he served as Senior Vice President of the Asia Pacific and Japan geography. Mr. Robbins joined Symantec through the Company’s acquisition of Veritas in July 2005 and served as our Vice President of Eastern United States and National Telecommunications Sales until April 2006. At Veritas, he served as Vice President of Eastern United States and National Telecommunications Sales from April 2005 to July 2005, Vice President, Northern Europe Sales from January 2005 to April 2005 and from April 2002 to December 2004, he served as Vice President, Worldwide Sales Operations. Mr. Robbins holds bachelor’s degrees in business administration and economics, both with top honors from Southern Methodist University in Dallas. He is also a Certified Management Accountant.

Mr. Taylor has served as our Executive Vice President, General Counsel and Secretary since August 2008. From February 2007 to August 2008, Mr. Taylor served as our Vice President, Legal. Prior to joining Symantec, Mr. Taylor held various legal and administrative positions at Phoenix Technologies Ltd., a provider of core systems software, from January 2002 to February 2007, including most recently as Chief Administrative Officer, Senior Vice President and General Counsel. From May 2000 to September 2001, he was Vice President and General Counsel at Narus, Inc., a venture-backed private company that designs IP network management software. Mr. Taylor is a member of the board of directors of VirnetX. He holds a Juris Doctorate from George Washington University, and a bachelor’s degree from Stanford University.

Mr. Thompson has served as our Group President, Information Technology and Services Group since January 2008. From February 2006 to January 2008, Mr. Thompson served as Executive Vice President, Chief Information Officer. Prior to joining Symantec, Mr. Thompson was Senior Vice President and Chief Information Officer for Oracle Corporation, a global enterprise software company from January 2005 to January 2006. From August 1995 to January 2005, he was Vice President of Services and Chief Information Officer at PeopleSoft, Inc., an enterprise application software products developer, which was later acquired by Oracle.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of July 2, 2010, with respect to the beneficial ownership of Symantec common stock by (i) each stockholder known by Symantec to be the beneficial owner of more than 5% of Symantec common stock, (ii) each member of the Board, (iii) the named executive officers of Symantec included in the Summary Compensation Table appearing on page 51 of this proxy statement and (iv) all current executive officers and directors of Symantec as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 788,938,395 shares of Symantec common stock outstanding as of July 2, 2010 (excluding shares held in treasury). Shares of common stock subject to stock options and restricted stock units vesting on or before August 31, 2010 (within 60 days of July 2, 2010) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

5% Beneficial Owner
AXA(1)	53,888,290	6.8%
BlackRock, Inc.(2)	44,500,769	5.6%
Directors and Executive Officers
John W. Thompson(3)	5,294,910	*
Gregory W. Hughes†(4)	1,309,108	*
Enrique Salem(5)	1,168,105	*
James A. Beer(6)	595,714	*
J. David Thompson(7)	484,579	*
William T. Robbins(8)	403,961	*
Robert S. Miller(9)	270,555	*
Michael A. Brown(10)	239,434	*
V. Paul Unruh(11)	213,143	*
David L. Mahoney(12)	182,803	*
Daniel H. Schulman(13)	127,950	*
William T. Coleman(14)	123,371	*
Frank E. Dangeard	41,112	*
Geraldine B. Laybourne	42,740	*
Stephen M. Bennett	17,907	*
All current Symantec executive officers and directors as a group (18 persons)(15)	10,693,756	1.3%

*	Less than 1%.

†	Indicates former executive officer.

(1)	Based solely on a Schedule 13G filing made by AXA Assurances IARD Mutuelle and AXA Assurances Vie Mutuelle (collectively, the “Mutuelles AXA”), AXA and AXA Financial, Inc. on February 12, 2010. Mutuelles AXA controls AXA, which is the parent holding company of AXA Financial, the parent holding company of AllianceBernstein LP, an investment advisor. A majority of the shares reported on the Schedule 13G are held by unaffiliated third-party accounts managed by AllianceBernstein. The address of AXA Financial is 1290 Avenue of the Americas, New York, NY 10104

(2)	Based solely on a Schedule 13G filing made by BlackRock, Inc. on January 29, 2010, reporting sole voting and dispositive power over the shares. This stockholder’s address is 40 East 52nd Street, New York, NY 10022.

(3)	Includes 3,951,880 shares subject to options that will be exercisable as of August 31, 2010.

(4)	Mr. Hughes resigned from the Company effective June 30, 2010. Includes 1,257,335 shares subject to options that will be exercisable as of August 31, 2010.

(5)	Includes 909,211 shares subject to options that will be exercisable as of August 31, 2010.

(6)	Includes 511,875 shares subject to options that will be exercisable as of August 31, 2010.

(7)	Includes 456,875 shares subject to options that will be exercisable as of August 31, 2010.

(8)	Includes 363,619 shares subject to options that will be exercisable as of August 31, 2010.

(9)	Includes 148,000 shares subject to options that will be exercisable as of August 31, 2010.

(10)	Includes 175,630 shares subject to options that will be exercisable as of August 31, 2010.

(11)	Includes 180,630 shares subject to options that will be exercisable as of August 31, 2010.

(12)	Includes 106,000 shares subject to options that will be exercisable as of August 31, 2010.

(13)	Includes 61,000 shares subject to options that will be exercisable as of August 31, 2010.

(14)	Includes 100,000 shares subject to options that will be exercisable as of August 31, 2010.

(15)	Includes 8,288,636 shares subject to options that will be exercisable as of August 31, 2010.

Symantec has adopted a policy that executive officers and members of the Board hold an equity stake in the Company. The policy requires each executive officer to hold a minimum number of shares of Symantec common stock. Newly appointed executive officers are not required to immediately establish their position, but are expected to make regular progress to achieve it. The Nominating and Governance Committee reviews the minimum number of shares held by the executive officers and directors from time to time. The purpose of the policy is to more directly align the interests of our executive officers and directors with our stockholders. See “Stock Ownership Requirements” under Compensation Discussion & Analysis for a description of the stock ownership requirements applicable to our executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Symantec’s directors, executive officers and any persons who own more than 10% of Symantec’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Symantec with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms furnished to Symantec and written representations from the directors and executive officers, Symantec believes that all Section 16(a) filing requirements were met in fiscal year 2010.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION & ANALYSIS (CD&A)

INTRODUCTION

This compensation discussion and analysis describes the material elements of Symantec’s executive compensation program for fiscal 2010. The purpose of this program is to continue to attract, appropriately motivate and retain highly-qualified executives who are committed to Symantec’s success both in the near future and over a long term. This CD&A describes how the Compensation Committee approached and determined our executive compensation program for fiscal 2010 with respect to our named executive officers (“NEOs”). For fiscal 2010, our named executive officers were:

•	Enrique Salem, President and Chief Executive Officer

•	James A. Beer, Executive Vice President and Chief Financial Officer

•	Gregory W. Hughes, Former Group President, Enterprise Products

•	William T. Robbins, Executive Vice President, Worldwide Sales

•	J. David Thompson, Group President, IT and Services Group

Our Compensation Philosophy

Our executive compensation programs are designed to drive our success as a market leader in the information technology industry. In structuring and overseeing these programs, we focus on the achievement of corporate and business unit objectives, attracting and retaining highly-qualified executive management, and maximizing long-term stockholder value.

A number of principles and circumstances inform our executive compensation decisions. An important principle driving our compensation programs is our belief that it benefits all of our constituencies for management’s compensation to be tied to our current and long-term performance. As a result, at-risk pay comprises a significant portion of our executive compensation, in particular for individuals holding more senior and influential positions at Symantec.

We look to relevant market and industry practices to structure compensation packages that are competitive in the markets in which we compete for executive talent. While we strive for a basic level of internal pay equity among our management team members, we also believe that it is important to reward outstanding individual performance, team success, and company-wide results.

We are also sensitive to our need to balance the interests of our executives with those of our stockholders, especially when our compensation decisions might increase our cost structure or contribute to stockholder dilution. We focus on appropriately balancing and aligning the interests of all of our constituencies — our stockholders, our executive officers, the remainder of our employee base, our business partners and our community.

Summary of Compensation Matters During Fiscal 2010

Notwithstanding the challenging macroeconomic environment, Symantec achieved some meaningful successes in fiscal 2010. As detailed below, three core financial metrics are used to measure company performance under our executive compensation programs: revenue, earnings per share and cash flow from operations. In addition, other than for our CEO, business unit performance metrics were a factor in the target bonus awards of our named executive officers under our Executive Annual Incentive Plan. Although Symantec’s revenue and earnings per share declined slightly year over year, the Company’s business continued to deliver strong cash flow from operations. Our named executive officers were compensated consistent with our pay-for-performance compensation philosophy and in keeping with the terms of our compensation arrangements. The following compensation for fiscal 2010 is discussed in greater detail in this CD&A:

•	For fiscal 2010, salaries of the named executive officers did not increase, except in connection with promotions, for the third consecutive year due to a number of factors, including the challenging macroeconomic environment, our review of relevant market data and our reduction in cost structure;

•	For fiscal 2010, each of our named executive officers received well less than his target payout (in the range of 46% below a full payout to 85% below a full payout) under the metrics used under our Fiscal Year 2010 Executive Annual Incentive Plans based on Symantec’s performance and (except in the case of our CEO) the performance of each named executive officer’s respective business unit;

•	For fiscal 2010, our operating cash flow target was $1,567 million and we achieved 108% of our target, resulting in a payout of 140% of target bonus amounts under our Long Term Incentive Plan for our named executive officers who remain our employees as of the end of fiscal 2012; and

•	For fiscal 2010, the named executive officers other than the CEO received approximately 55% of the value of their equity compensation in the form of restricted stock units and 45% in stock options, while the CEO received approximately 55% of his equity compensation in fiscal 2010 in the form of stock options and 45% in the form of restricted stock units.

Roles of Our Compensation Committee, Executive Officers and Consultants in our Compensation Process

The Compensation Committee, which is comprised entirely of independent directors, is responsible for overseeing all of Symantec’s compensation programs, including the compensation payable to our named executive officers. For more details about the Compensation Committee’s functions and additional information about Compensation Committee members, see the “Corporate Governance Standards and Director Independence” section (beginning on page 6) and the “Board Committees and Their Functions” section (beginning on page 10).

The independent directors of the Board evaluate the CEO’s performance and the Compensation Committee then reviews and recommends to the independent members of the Board all compensation arrangements for the CEO. After discussion, the independent members of the Board determine the CEO’s compensation. The Compensation Committee also discusses the performance of the other named executive officers with the CEO, reviews the compensation recommendations that the CEO submits for the other named executive officers, makes any appropriate adjustments, and approves their compensation.

Since fiscal 2004, the Compensation Committee has engaged Mercer, an outside consulting firm, to provide advice and ongoing recommendations on executive compensation matters. The Compensation Committee oversees Mercer’s engagement. Mercer representatives meet informally with the Compensation Committee Chair and the Chief Human Resources Officer and regularly with the Compensation Committee during its regular meetings, including in executive sessions from time to time without any members of management present.

As part of its engagement in fiscal 2010, Mercer provided, among other services, advice and recommendations on the amount or form of executive and director compensation. For example, Mercer evaluated and advised the Compensation Committee on the peer group that the Compensation Committee uses to develop a market composite for purposes of establishing named executive officer pay levels (as described below), the competitiveness of our director and executive compensation programs, the proposed performance goals and ranges for incentive plans, compensation-related trends and developments in our industry and the broader talent market and regulatory developments relating to compensation practices.

We paid Mercer approximately $220,000 for executive compensation services in fiscal 2010. In addition, with the Compensation Committee’s approval, management engaged and Symantec paid Mercer and its affiliates for other services, including approximately $700,000 for benefits consulting and $195,000 for other non-executive compensation services. We also reimbursed Mercer and its affiliates for reasonable travel and business expenses.

The Compensation Committee establishes our compensation philosophy and approves our compensation programs and solicits input and advice from several of our executive officers and Mercer. As mentioned above, our CEO provides the Board and Compensation Committee with feedback on the performance of our executive officers and makes compensation recommendations which go to the Compensation Committee for their approval. Our CEO, CFO, Chief Human Resources Officer and General Counsel regularly attend the Compensation Committee’s meetings to provide: their perspectives on competition in the industry, the needs of the business, information regarding Symantec’s performance, and other advice specific to their areas of expertise. In addition, at the Compensation Committee’s direction, Mercer works with our Chief Human Resources Officer and other members of management to obtain information necessary for Mercer to make their own recommendations as to various matters as well as to evaluate management’s recommendations.

FACTORS WE CONSIDER IN DETERMINING OUR COMPENSATION PROGRAMS

We apply a number of compensation policies and analytic tools in implementing our compensation principles. These policies and tools guide the Compensation Committee in determining the mix and value of the compensation components for our named executive officers. They include:

A Total Rewards Approach:  Elements of the total rewards offered to our executive officers include base salary, short- and long-term incentives including equity awards, health benefits, a deferred compensation program and a consistent focus on individual professional growth and opportunities for new challenges.

Focus on Pay-for-Performance:  Our executive compensation program is designed to reward executives for results. As described below, the pay mix for named executive officers emphasizes variable pay in the form of short- and long-term cash and equity awards. Short-term results are measured by annual financial performance, specifically revenue, earnings per share and, for all named executive officers other than our CEO, business unit performance. Long-term results are measured by (a) share price appreciation, and (b) achievement of operating cash flow targets.

Appropriate Market Positioning:  Our current policy is to target the base salary and annual short-term cash incentive structure for named executive officers at the 65th percentile of the relevant market composite, as described below, with target long-term incentive opportunities and benefits for named executive officers at the 50th percentile of the relevant market composite. Base salary and short-term cash incentives are positioned at this level in order to attract and retain high caliber talent in the highly competitive technology market. The target long-term incentive strategy allows us to be competitive in the market for top talent, while providing alignment with stockholders and keeping the burn rate and dilution associated with our equity compensation programs within a range we deem appropriate. As described below, the pay mix for executives emphasizes long-term performance through a majority of pay opportunity coming in the form of long-term award vehicles. By using these targets, we believe that upside opportunity in the short- and long-term incentive plans is available in the event of outstanding financial performance. The Compensation Committee may set the actual components for an individual named executive officer above or below the positioning benchmark based on factors such as experience, performance achieved, specific skills or competencies, the desired pay mix (e.g., emphasizing short- or long-term results), and our budget.

Competitive Market Assessments:  Market competitiveness is one factor that the Compensation Committee considers each year in determining a named executive officer’s overall compensation package, including pay mix. The Compensation Committee relies on various data sources to evaluate the market competitiveness of each pay element, including publicly-disclosed data from a peer group of companies (see discussion below) and published survey data from a broader set of information technology companies that are similar in size to Symantec and that the Compensation Committee and its advisors, including Mercer, believe represent Symantec’s competition in the broader talent market. The peer group’s proxy statements provide detailed pay data for the top five positions. Survey data provides compensation information from a broader group of information technology companies, with positions matched based on specific job scope and responsibilities. The Compensation Committee considers data from these sources in developing a market composite that it uses as a framework for making compensation decisions for each named executive officer’s position.

Symantec is a prominent participant in the information technology industry. This industry is characterized by rapid rates of change, intense competition from small and large companies, and significant cross-over in leadership talent needs. As such, we compete for executive talent with leading software and services companies as well as in the broad information technology industry. Further, because we believe that stockholders measure our performance against a wide array of technology peers, the Compensation Committee uses a peer group that consists of a broader group of high technology companies in different market segments that are of a comparable size to us. The

Compensation Committee uses the peer group, as well as other relevant market data, to develop a market composite for purposes of establishing named executive officer pay levels (as described above). In addition, the peer group performance is used as input for setting performance targets for our annual incentive plan.

The peer group is generally reviewed on an annual basis, and may be adjusted from time to time based on a comparison of market capitalization, industry and peer group performance. For fiscal 2010, the Compensation Committee, with Mercer’s advice, included the following companies in its peer group analysis: Adobe Systems, Analog Devices, Apple, Computer Associates, Cisco Systems, Electronic Arts, EMC, Harris Interactive, Juniper Networks, Lexmark International, Network Appliance, Oracle, Qualcomm, Seagate Technology, and Yahoo!.

Appropriate Pay Mix:  In determining the mix of the various reward elements and the value of each component, the Compensation Committee takes into account the executive’s role, the competitiveness of the market for executive talent, individual and Company performance, business unit performance, internal pay equity and historical compensation. Details of the various programs and how they support the overall business strategy are outlined in “Compensation Components.” In making its determinations with regard to compensation, the Compensation Committee reviews the various compensation elements for the CEO and the other named executive officers (including base salary, target annual bonus, target and accrued award payments under the Long Term Incentive Plans, and the value of vested and unvested equity awards). For example, our long-term incentive compensation strategy is to divide the target long-term incentive compensation value for our named executive officers equally among restricted stock units, stock options, and cash long-term incentive awards. We believe this diversified allocation appropriately aligns the interests of these executive officers with those of our stockholders while maintaining balance in the design of compensation paid to our executive officers.

The percentage of an executive officer’s compensation opportunity that is at-risk or variable instead of fixed is based primarily on the officer’s level of influence at Symantec. Executive officers generally have a greater portion of their pay at risk through short- and long-term incentive programs than the rest of our employee population because of their relatively greater responsibility and ability to influence the Company’s performance. This is achieved by having higher target short-term incentive opportunities and higher equity grant levels relative to base salary than employees who are not senior executives. A materially higher proportion of the CEO’s compensation opportunity is at-risk relative to the other named executive officers because the nature of his role and ability to influence the Company’s performance.

The Compensation Committee, in consultation with Mercer, has conducted a risk analysis on Symantec’s compensation policies and practices, and does not believe that our compensation programs encourage excessive or inappropriate risk taking by our executives or are reasonably likely to have a material adverse effect on the Company. The Compensation Committee’s compensation-related risk management role is discussed in the Corporate Governance section under Board’s Role in Risk Oversight on page 8 and Board Committees and Their Functions on page 10.

Form and Mix of Long-Term Equity Incentive Compensation:  We currently use two forms of equity for long-term equity incentive compensation: stock options and restricted stock units. (See “Equity Incentive Awards” below for more information regarding the specific features of each form). Starting in fiscal 2007, we increased the proportion of restricted stock units granted to senior executives relative to options. For fiscal 2010, the named executive officers, other than the CEO, received approximately 55% of the value of their equity compensation in the form of restricted stock units and 45% in the form of stock options, while the CEO received approximately 55% of his equity compensation in fiscal 2010 in the form of stock options. These percentages (and other percentage-based equity awards value discussed below) are based on the grant date fair value of the shares of common stock underlying the restricted stock units and the grant date fair value of the options using the Black-Scholes option pricing method. The awards made to our named executive officers other than the CEO are determined by the Compensation Committee after reviewing recommendations made by the CEO. In determining its recommendations to the independent directors of the Board, in the case of CEO compensation, and in making compensation decisions with respect to other named executive officers, the Compensation Committee may consider factors such as the individual’s tenure at the Company, industry experience, current pay mix, long-term equity and cash awards previously granted to the individual, retention considerations, business unit performance, individual performance, and other factors.

COMPENSATION COMPONENTS

Compensation for our named executive officers includes the following components:

Base Salary

The annual base salary for our named executive officers is our primary form of fixed (not at-risk) compensation. The Compensation Committee reviews the named executive officers’ salaries annually as part of its overall competitive market assessment and may make adjustments based on positioning relative to market, individual role and contribution levels, and our overall salary budget. The Compensation Committee reviews the CEO’s salary in executive session (i.e., without any executives present), and changes are considered in light of market pay assessments and the Compensation Committee’s annual CEO performance evaluation. In setting the base salaries for the other named executive officers, the Compensation Committee also considers the recommendations of the CEO based upon his annual review of their performance.

For fiscal 2010, the Compensation Committee did not increase the salaries of the named executive officers, except in connection with promotions, for the third consecutive year due to a number of factors, including the challenging economic environment, our reduction in cost structure and Symantec’s performance in fiscal 2010. Specific information regarding fiscal 2010 salary amounts is contained in the Summary Compensation Table beginning on page 51.

Executive Annual Incentive Plans

The Executive Annual Incentive Plans for our executive officers are adopted pursuant to the Senior Executive Incentive Plan (“SEIP”) most recently approved by our stockholders in 2008. The Executive Annual Incentive Plans adopted under the SEIP are annual cash incentive plans that reward named executive officers (and other participants) for generating strong financial results for our Company in the short term. To support collaboration within the senior leadership group, all named executive officers earn incentive compensation based on performance against pre-determined corporate goals described below. The Compensation Committee may choose to measure the named executive officers’ achievement against specific business unit or individual performance targets as well.

Executive Annual Incentive Plan Target Opportunities:  Under the Executive Annual Incentive Plans for a given fiscal year, each named executive officer has a target award opportunity, expressed as a percentage of base salary, with the ability to earn above or below that target based on actual performance. The Compensation Committee uses peer group and survey data as input in determining the target bonus levels for our Executive Annual Incentive Plans. In addition, the award opportunities for fiscal 2010 were determined based on a market composite, the desired mix between cash and equity-based incentive pay, internal pay equity goals, and the role of the named executive officer. For fiscal 2010, the target opportunity for Enrique Salem, who served as our President and Chief Executive Officer in fiscal 2010 was 125% of his base salary; and the target opportunity was 80% of base salary for our other named executive officers. Each named executive officer must achieve threshold performance for each metric established in the named executive officer’s executive annual incentive plan in order to receive any payment for such metric. To motivate our named executive officers to drive for superior performance, the non-GAAP revenue and EPS (defined below) portions of the award opportunity were otherwise uncapped in amount, in that overachievement of performance goals can result in payments in excess of target, although the Executive Annual Incentive Plan has an overall cap of $5 million that any single named executive officer may be paid for a single fiscal year.

Executive Annual Incentive Plan Performance Measures and Target Setting:  Executive Annual Incentive Plan performance targets are established on or about the beginning of each plan year. Our management develops proposed goals with reference to a variety of factors, including our historical performance, internal budgets, market and peer performance, and external expectations for our performance. The Compensation Committee reviews, adjusts as necessary, and approves the goals, the range of performance, and the weighting of the goals. Following the end of each fiscal year, the Compensation Committee reviews our actual performance against the performance measures established in the fiscal year’s Executive Annual Incentive Plans (after making any appropriate adjustments to such measures for the effects of corporate events that were not anticipated in establishing the performance measures), determines the extent of achievement and approves annual cash incentives, if warranted. In determining the achievement of performance goals for fiscal 2010, the Compensation Committee made adjustments for several acquisitions made during the year. The determination of awards for named executive officer incentives is formulaic, although the Compensation Committee has the discretion to adjust awards as appropriate. The Compensation Committee did not exercise such discretion for fiscal 2010.

The performance measures in the Fiscal Year 2010 Executive Annual Incentive Plans for the named executive officers included as reported non-GAAP earnings per share (“EPS”) and non-GAAP revenue achievement. For our CEO, these two performance measures were weighted equally. For all named executive officers other than the CEO, the Fiscal Year 2010 Executive Annual Incentive Plans also included business unit performance against budget as a performance metric. For Messrs. Beer, Hughes, Robbins and Thompson, their respective group performance against budget metric had a 30% weighting, with the revenue metric weighted at 50% and EPS metrics weighted at 20%.

We used the above performance metrics because:

•	Over time, EPS and revenue measures have strongly correlated with stockholder value creation for Symantec;

•	Improvement in EPS and revenue measures aligns with our overall growth strategy;

•	The EPS and revenue measures are transparent to investors and are included in our quarterly earnings releases;

•	The EPS and revenue measures balance growth and profitability; and

•	The business unit performance metrics drive behavior in a manner that aligns enterprise and business unit results.

For the non-GAAP revenue and non-GAAP EPS metrics for fiscal 2010, the Compensation Committee established a threshold and target performance level that represented 70% and 100% of target funding levels, respectively. Target performance objectives are established based on a range of inputs, including external market economic conditions, growth outlooks for our product portfolio, the competitive environment, our internal budgets, and market expectations. If results for a goal are below threshold, the funding level for that goal is 0%, and participants will be paid no incentive compensation for that goal. At threshold, the goal is funded at the 70% level. At target, the goal is funded at the 100% level. Below target, the payout for revenue achievement decreases by 5% of the target opportunity for each additional 1% below target revenue achievement levels (assuming the threshold is met). Above target, the payout for revenue achievement increases by 10% of the target opportunity for each additional 1% above target achievement levels up to 10% over target, and then beyond that increases by 15% for each additional 1% above 110% achievement. Below target, the payout for EPS achievement decreases by 5% of the target opportunity for each additional 1% below target EPS achievement levels (assuming the threshold is met). Results above target EPS provide an additional 5% payout for each additional 1% above target EPS achievement levels.

Fiscal Year 2010 Results

For fiscal 2010, our non-GAAP revenue target was $6,238 million and our non-GAAP EPS target was $1.50 per share. The Company performed at 91.9% of the revenue goal, resulting in no payout for that portion of the plan based on the plan target amount, and performed at 95.7% of the non-GAAP EPS goal, resulting in a payout for that portion of the plan at 75% of the plan target amount. For purposes of calculating achievements under these goals, foreign exchange movements were held constant at plan rates, pursuant to the terms of the plans. These levels of achievement compare to our reported decreases in non-GAAP revenue and non-GAAP EPS of approximately 3% and 4%, respectively, from fiscal 2009 to fiscal 2010. The Company does not intend to disclose the specific targets for the business unit performance against budget, as its segment-level business plan is highly confidential and not reported publicly. Disclosing specific business unit-level spending objectives would provide competitors and third parties with insights into the Company’s internal planning processes which might allow our competitors to predict certain business strategies and cause us competitive harm. The amounts paid out with respect to the business unit metrics applicable to Messrs. Beer, Hughes, Robbins and Thompson, as a percentage of the target payout amounts relating to business unit performance were 130%, 0%, 100% and 75%, respectively. The Compensation Committee believed when it established these business unit performance metrics under the Fiscal Year 2010 Annual Incentive Plans that while actual results were uncertain it was reasonably likely that the Company would achieve at or close to the target goals. As noted above, performance objectives are established based on a range of inputs, including external market economic conditions, growth outlooks for our product portfolio, the competitive environment, our internal budgets, and market expectations.

For Messrs. Salem, Beer, Hughes, Robbins and Thompson, the metric achievements for fiscal 2010 described above resulted in a payout of 37.5%, 54%, 15%, 45% and 37.5% of the officer’s respective target bonus amount, respectively (in each case, amounts paid are reflected in the Summary Compensation Table beginning on page 51).

Long Term Incentive Plans (LTIP)

In May 2009, the Compensation Committee approved our LTIP for fiscal 2010. Under the terms of the FY10 LTIP, named executive officers are eligible to receive performance-based compensation based upon the level of attainment of target operating cash flow through the Company’s fiscal year ending April 2, 2010. The Compensation Committee implemented the FY10 LTIP in order to provide an ongoing retention and performance incentive by balancing option and restricted stock unit vesting periods (four and three years respectively) with a component that will enhance the alignment to long-term financial performance. The FY10 LTIP was adopted pursuant to the SEIP most recently approved by our stockholders in 2008.

As we currently operate the SEIP, the long-term incentive metric is measured at the end of the one-year performance period (i.e., the end of fiscal 2010) and, subject to the meeting of the performance target(s) and satisfaction of continuing service requirements, will be paid following the last day of the second fiscal year following the end of the performance period (i.e., the end of fiscal 2012). We believe the combination of these performance goals and this time-based vesting period provide appropriate performance incentives and promote the long-term retention of our executive officers. By basing the FY10 LTIP payout on operating cash flow, the plan focuses on a specific, measurable corporate goal that is aligned with generating stockholder value, and provides performance-based compensation based upon the actual achievement of the goal. We believe that the exclusive metric of operating cash flow, as opposed to revenue or EPS, appropriately focuses our executives on tangible growth and cost reduction opportunities. Operating cash flow is also a direct measure of business success and balances the annual plan measures that are not subject to some of the timing issues associated with the accounting rules relating to revenues and EPS, which can lead to fluctuations in results that are not necessarily directly tied to our business success. For our named executive officers, the target FY10 LTIP awards were: Enrique Salem, $2,000,000; James Beer, $330,000; Gregory Hughes, $330,000; William Robbins, $330,000; and David Thompson, $330,000. A participant is eligible for 25% of the target FY10 LTIP award if at least 85% of budgeted operating cash flow target is achieved with respect to the performance period and for up to 200% of the target FY10 LTIP award if at least 120% of budgeted operating cash flow is attained with respect to the performance period. A participant must be an employee of the Company on the payment date to receive the payment, creating a strong incentive for our executive officers to serve through the payment date for these awards. Subject to certain limited exceptions, a participant who terminates his or her employment with the Company before the payment date will not be eligible to receive the payment or any prorated portion thereof.

For fiscal 2010, our operating cash flow target was $1,567 million and we achieved 108% of our target, resulting in a payout of 140% of target bonus amounts under our FY10 LTIP for our named executive officers who remain our employees as of the end of fiscal 2012. Accordingly, Messrs. Salem, Beer, Robbins and Thompson will each receive payouts of $2,800,000, $462,000, $462,000 and $462,000, respectively, if they remain employed by us on such date. This level of achievement against target compares to our reported increase in cash flow from operations of approximately 1% from fiscal 2009 to fiscal 2010.

Equity Incentive Awards

The primary purpose of our equity incentive awards is to align the interests of our named executive officers with those of our stockholders by rewarding the named executive officers for creating stockholder value over the long-term. By compensating our executives with the Company’s equity, our executives hold a stake in the Company’s financial future. The gains realized in the long term depend on our executives’ ability to drive the financial performance of the Company. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in our competitive talent market.

Our 2004 Equity Incentive Plan provides for the award of stock options, stock appreciation rights, restricted stock, and restricted stock units. We granted named executive officers stock options and restricted stock units in fiscal 2010 (as described in more detail below, including under the Summary Compensation Table and Grant of Plan-Based Awards table on pages 51 and 53, respectively). We also offer all employees the opportunity to participate in the 2008 Employee Stock Purchase Plan, which allows for the purchase of our stock at a discount to the fair market value through payroll deductions. This plan is designed to comply with Section 423 of the Code. During fiscal 2010, three named executive officers participated in the 2008 Employee Stock Purchase Plan.

We seek to provide equity incentive awards that are competitive with companies in our peer group and the other information technology companies that the Compensation Committee includes in its market composite. As such, we establish target equity incentive award grant guideline levels for the named executive officers based on market pay assessments. When making annual equity awards to named executive officers, we consider corporate results during the past year, the role, responsibility and performance of the individual named executive officer, the competitive market assessment described above, prior equity awards, and the level of vested and unvested equity awards then held by each named executive officer. In making equity awards, we also generally take into consideration gains recognizable by the executive from equity awards made in prior years. Mercer provides the Compensation Committee with market data on these matters, as well as providing to the Compensation Committee summaries of the prior grants made to the individual named executive officers.

For fiscal 2010, approximately 55% of the named executive officers’ equity incentive award value was granted in the form of restricted stock units and approximately 45% in the form of stock options (other than Mr. Salem, as noted above).

Stock Options:  Options provide an incentive for executives to drive long-term share price appreciation through the development and execution of effective long-term strategies. Stock option value is only realized if the trading price of our common stock increases so that option holder interests are therefore aligned with stockholder interests. Stock options are issued with exercise prices at 100% of the grant-date fair market value to assure that executives will receive a benefit only when the trading price increases. Option awards generally have value for the executive only if the executive remains employed for the period required for the shares to vest. Options granted in fiscal 2010 vest 25% after the first year and on a monthly basis thereafter for the next 36 months, and, if not exercised, expire in a maximum of seven years (or earlier in the case of termination of employment). Providing for four-year option vesting creates retention value and is in line with market practices among companies in our market composite. (Details of stock options granted to the named executive officers in fiscal 2010 are disclosed in the Summary Compensation Table and Grants of Plan-Based Awards table included on pages 51 and 53, respectively.)

Restricted Stock Units (RSUs):  RSUs represent the right to receive one share of Symantec common stock for each RSU vested upon the settlement date, which is the date on which certain conditions, such as continued employment with us for a pre-determined length of time, are satisfied. Starting in fiscal 2007, we elected to substitute a percentage of the named executive officers’ equity incentive award value, which had historically been provided with only stock options, with RSUs. This change was made, and the Compensation Committee has continued this practice, to enhance the retention of named executive officers and balance the more volatile rewards associated with stock options. The Compensation Committee believes that RSUs align the interests of the named executive officers with the interests of the stockholders because the value of these awards appreciate if the trading price of our common stock appreciates, and also have retention value even during periods in which our trading price does not appreciate, which supports continuity in the senior management team.

Shares of our stock are issued to RSU holders as the awards vest. The vesting schedule for RSUs granted to our named executive officers in fiscal 2010 provided that each award vests in four equal annual installments. The vesting schedule of RSUs was changed from 3 years to 4 years for the FY10 grants in order to align with the vesting schedule of stock options which vest over 4 years. (Details of RSUs granted to the named executive officers in fiscal 2010 are disclosed in the Summary Compensation Table and Grants of Plan-Based Awards table on pages 51 and 53, respectively.)

Burn Rate and Dilution:  We closely manage how we use our equity to compensate employees. We think of “gross burn rate” as the total number of shares granted under all of our equity incentive plans during a period divided by the average number of shares of common stock outstanding during that period and expressed as a percentage. We think of “net burn rate” as the total number of shares granted under all of our equity incentive plans during a period, minus the total number of shares returned to such plans through awards cancelled during that period, divided by the average number of shares of common stock outstanding during that period, and expressed as a percentage. “Overhang” we think of as the total number of shares underlying options and awards outstanding plus shares available for issuance under all of our equity incentive plans at the end of a period divided by the average number of shares of common stock outstanding during that period and expressed as a percentage. For purposes of these calculations, each full-value award grant (e.g., restricted stock unit) is treated as the equivalent of the grant of two options in order to recognize the economic difference in the equity vehicle types. The Compensation Committee targets an annual gross burn rate of approximately 3% to allow for effective attraction, retention and motivation of senior management and the broader employee base, while staying within parameters acceptable to stockholders. The Compensation Committee determines the percentage of equity to be made available for our equity programs with reference to the companies in our market composite. In addition, the Compensation Committee considers the accounting costs that will be reflected in our financial statements when establishing the forms of equity to be granted and the size of the overall pool available. From fiscal 2005 through fiscal 2009, our gross and net burn rates were at or below 3%. For fiscal 2010, our gross burn rate was 3.27%, our net burn rate was 2.68%, and our overhang was 17.1%. Our burn rate was somewhat higher than our historical averages in fiscal 2010 due to competitive pressures.

Equity Grant Practices:  The Compensation Committee generally approves grants to the named executive officers at its first meeting of each fiscal year, or shortly thereafter through subsequent action. The grant date for all stock options and RSUs granted to employees, including the named executive officers, is the 10th day of the month following the applicable meeting or, if the meeting occurs within the first ten days of a particular month, the grant date is the 10th day of that month (in each case, if the 10th day is not a business day, the grant is generally made on the previous business day to such day). The exercise price for stock options is the closing price of our common stock, as reported on the Nasdaq Global Select Market, on the date of grant. The Compensation Committee does not coordinate the timing of equity awards with the release of material nonpublic information. RSUs may be granted from time to time throughout the year, but all RSUs generally vest on either March 1, June 1, September 1 or December 1 for administrative reasons.

Change of Control and Severance Arrangements:  The vesting of certain stock options and RSUs held by our named executive officers will accelerate if they experience an involuntary (including constructive) termination of employment under certain circumstances. In addition, in September 2009, we entered into an employment agreement with Enrique Salem to provide him certain benefits upon the involuntary termination of his employment under certain circumstances, including acceleration of vesting benefits in connection with a change of control. For additional information about these arrangements, see “Potential Payments Upon Termination or Change in Control,” beginning on page 56.

Retention and Other Awards

Certain business conditions may warrant using additional compensation approaches to attract, retain or motivate executives. Such conditions include acquisitions and divestitures, attracting or retaining specific or unique talent, and recognition for exceptional contributions. In these situations, the Compensation Committee considers the business needs and the potential costs and benefits of special rewards. No retention awards were provided to our named executive officers in fiscal 2010 as the overall composition and amount of other reward elements was judged to be sufficient to provide an appropriate incentive and retention level.

Other Benefits

All named executive officers are eligible to participate in our 401(k) plan (which includes our matching contributions), health and dental coverage, life insurance, disability insurance, paid time off, and paid holidays on the same terms as are available to all employees generally. These rewards are designed to be competitive with overall market practices, and are in place to attract and retain the talent needed in the business. In addition, named executive officers are eligible to participate in the deferred compensation plan, and to receive other benefits described below.

Deferred Compensation:  Symantec’s named executive officers are eligible to participate in a nonqualified deferred compensation plan that provides U.S. employees (including our named executive officers) the opportunity to defer up to 75% of base salary and 100% of cash bonuses for payment at a future date. This plan is provided to be competitive in the executive talent market, and to provide executives with a tax-efficient alternative for receiving earnings. One of our named executive officers participated in this plan during fiscal 2010. The plan is described further under “Non-Qualified Deferred Compensation in Fiscal 2010,” beginning on page 56.

Additional Benefits:  Symantec’s named executive officers typically do not receive perquisites, except in limited circumstances when deemed appropriate by the Compensation Committee. For example, an additional benefit available to named executive officers is reimbursement for up to $10,000 for financial planning services. The Compensation Committee provides certain perquisites because it believes they are for business-related purposes or are prevalent in the marketplace for executive talent. The value of the perquisites we provide are taxable to the named executive officers and the incremental cost to us for providing these perquisites is reflected in the Summary Compensation Table. (These benefits are disclosed in the All Other Compensation column of the Summary Compensation Table on page 51).

Change in Control and Severance Agreements:  Our Executive Retention Plan provides participants with double trigger acceleration of equity awards, where equity vesting is only accelerated in the event the individual’s employment is terminated without cause, or is constructively terminated, within 12 months after a change in control of the Company (as defined in the plan). We believe that the double trigger acceleration provision appropriately achieves the intent of the plan without providing an undue benefit to executives who continue to be employed following a change in control transaction. The intent of the plan is to enable named executive officers to have a balanced perspective in making overall business decisions in the context of a potential acquisition of the Company, as well as to be competitive with market practices. The Compensation Committee believes that change in control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key talent would leave the Company before a transaction closes. In September 2009, we entered into an employment agreement with Enrique Salem, in connection with his promotion to CEO in April 2009, to provide him certain benefits upon the involuntary termination of his employment under certain circumstances, including acceleration of vesting and severance payments in connection with a change of control. We believe that providing these protections to Mr. Salem is competitively prudent and reasonable within our industry. We do not provide for gross-ups of excise tax values under Section 4999 of the Internal Revenue Code. Rather, we allow the named executive officer to reduce the benefit received or waive the accelerated vesting of options to avoid excess payment penalties. Details of each individual named executive officer’s benefits, including estimates of amounts payable in specified circumstances, are disclosed under “Potential Payments Upon Termination or Change in Control” beginning on page 56 below.

SUPPLEMENTARY POLICIES AND CONSIDERATIONS

We use several additional policies to ensure that the overall compensation structure is responsive to stockholder interests and competitive with the market. Specific policies include:

Stock Ownership Requirements

To ensure that our executive management team’s interests are aligned with our stockholders, we instituted stock ownership requirements in October 2005. Minimum ownership levels are based on the executive’s salary grade:

•	CEO: 150,000 shares

•	CFO: 85,000 shares

•	Group Presidents and Executive Vice Presidents: 35,000 shares

Each person holding one of the positions listed above is required to acquire and thereafter maintain the stock ownership required within four years of becoming an executive of Symantec (or four years following the adoption date of these guidelines).

Stock options and unvested restricted stock awards or restricted stock units do not count toward stock ownership requirements. Until an executive meets the applicable stock ownership requirement, the executive is encouraged to retain a percentage of any shares received as a result of the exercise of any stock option or other equity award, net of the applicable exercise price and tax withholdings.

As of July 2, 2010, Messrs. Salem, Hughes and Robbins have reached the stated ownership requirements. See the table below for individual ownership levels relative to the executive’s ownership requirement.

	Ownership
	Requirement	Holdings as of	Additional Shares
Named Executive Officer	(# of shares)	July 2, 2010	Required

Enrique Salem	150,000	258,894	—
James A. Beer	85,000	83,839	1,161
Gregory W. Hughes	35,000	51,773	—
William T. Robbins	35,000	40,342	—
J. David Thompson	35,000	27,704	7,296

Recoupment Policies (Clawbacks)

Since fiscal 2009, we have included provisions within our executive annual incentive plans to the effect that we will seek reimbursement of excess incentive cash compensation if our financial statements are the subject of a restatement due to error or misconduct. Our long-term incentive plans have contained such provisions since their inception during fiscal 2008.

Certain Other Securities Matters

Our Insider Trading Policy provides that no director or executive officer may maintain a margin arrangement involving Symantec’s securities while in possession of material non-public information about Symantec, engage in any short sale transaction involving Symantec’s securities or purchase or write any put or call option involving Symantec’s securities.

In addition, our Insider Trading Policy requires that our Chief Executive Officer, Chief Financial Officer, and each of our directors conduct open market transactions in our securities only through use of stock trading plans adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 allows insiders to sell and diversify their holdings in our stock over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about us, and thereafter sell shares of our common stock in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about the Company at the time of the sale. All other executives are strongly encouraged to trade using 10b5-1 plans.

Tax and Accounting Considerations on Compensation

The financial reporting and income tax consequences to the Company of individual compensation elements are important considerations for the Compensation Committee when it reviews compensation practices and makes compensation decisions. While structuring compensation programs that result in more favorable tax and financial reporting treatment is a general principle, the Compensation Committee balances these goals with other business needs that may be inconsistent with obtaining the most favorable tax and accounting treatment for each component of its compensation.

Deductibility by Symantec.  Under Section 162(m) of the Internal Revenue Code, we may not receive a federal income tax deduction for compensation that is not performance-based (as defined in the Section 162(m) rules) paid to the Chief Executive Officer and the next three most highly compensated executive officers (other than our Chief Financial Officer) to the extent that any of these persons receives more than $1,000,000 in nonperformance-based compensation in any one year. While the Compensation Committee considers the Company’s ability to deduct compensation amounts paid or to be paid to its executive officers in determining appropriate levels or manner of compensation, it may from time to time approve additional amounts of compensation that are not fully deductible under Section 162(m).

Salaries for the named executive officers do not qualify as performance-based compensation; however, as no officer received salary in excess of $1,000,000 during fiscal 2010, the entire amount of salaries paid to our named executive officers is deductible. Our executive annual incentive and cash long-term incentive plans are structured so that they are performance-based and therefore deductible. We believe that all of the stock options granted to the named executive officers under our 1996 Equity Incentive Plan and 2004 Equity Incentive Plan qualify under Section 162(m) as performance-based compensation and that all amounts of compensation related to options held by our named executive officers should be fully deductible. Our RSU grants vest on a time-based vesting schedule and therefore are not considered performance-based under the Section 162(m) rules. Accordingly, amounts of compensation related to RSUs held by our named executive officers may not be fully deductible (depending upon the value of our stock, and the amount of other nonperformance-based compensation an officer has during the year in which any portion of an RSU vests).

Tax Implications for Officers.  Section 409A of the Internal Revenue Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A. The Company attempts in good faith to structure compensation so that it either conforms with the requirements of or qualifies for an exception under Code Section 409A. Section 280G of the Internal Revenue Code imposes an excise tax on payments to executives of severance or change of control compensation that exceed the levels specified in the Section 280G rules. Our named executive officers could receive the amounts shown in the section entitled “Potential Payments Upon Termination or Change in Control” (beginning on page 56 below) as severance or change of control payments that could implicate this excise tax. As mentioned above, we do not offer our officers as part of their change of control benefits any gross-ups related to this excise tax under Code Section 4999.

Accounting Considerations.  The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation incentives as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with the requirements of FASB Accounting Standards Codification Topic 718. The Compensation Committee believes, however, that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Compensation Committee Interlocks and Insider Participation

The members of Symantec’s Compensation Committee during fiscal year 2010 were Michael A. Brown, William T. Coleman, Geraldine B. Laybourne, David L. Mahoney and Daniel H. Schulman. None of the members of Symantec’s Compensation Committee in fiscal year 2010 was at any time during fiscal year 2010 or at any other time an officer or employee of Symantec or any of its subsidiaries, and none had or have any relationships with Symantec that are required to be disclosed under Item 404 of Regulation S-K. None of Symantec’s executive officers has served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during fiscal year 2010.

Compensation Committee Report

The information contained in the following report of Symantec’s Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Symantec under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended April 2, 2010.

By: The Compensation Committee of the Board of Directors:

Stephen M. Bennett
Michael A. Brown
Geraldine B. Laybourne
David L. Mahoney
Daniel H. Schulman (Chair)

Summary of Compensation

The following table shows for the fiscal year ended April 2, 2010, compensation awarded to or paid to, or earned by, our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers who were serving as executive officers (other than as our Chief Executive Officer or Chief Financial Officer) at April 2, 2010 (the “Named Executive Officers” or “NEOs”).

Summary Compensation Table for Fiscal 2010

						Non-Equity
				Stock	Option	Incentive Plan		All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation		Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)		($)		($)

Enrique Salem	2010	625,000	—	2,398,200	2,888,793	3,092,969	(3)	17,387	(4)	9,022,349
President and Chief Executive	2009	625,000	—	999,500	1,267,848	1,246,875	(5)	15,756	(6)	4,154,979
Officer	2008	509,659	—	1,511,000	1,344,745	941,386	(7)	21,482	(8)	4,328,272
James A. Beer	2010	660,000	—	720,040	547,106	747,120	(9)	12,949	(10)	2,687,215
Executive Vice President,	2009	660,000	—	599,700	528,270	884,700	(11)	8,998	(12)	2,681,668
Chief Financial Officer	2008	660,000	—	974,000	859,665	1,079,700	(13)	17,997	(14)	3,591,362
Gregory W. Hughes(15)	2010	498,994	—	704,720	506,580	522,000	(16)	19,202	(17)	2,251,496
Former Group President,	2009	475,860	—	599,700	528,270	633,877	(18)	16,655	(19)	2,254,362
Enterprise Product Group	2008	475,860	—	974,000	859,665	983,098	(20)	43,434	(21)	3,336,057
William T. Robbins	2010	453,375	—	812,930	684,845	625,800	(22)	194,627	(23)	2,771,577
Executive Vice President, Worldwide Sales
J. David Thompson	2010	435,000	—	459,600	405,264	592,500	(24)	25,027	(25)	1,917,391
Group President, Information Technology and Services Group	2009	435,000	—	599,700	475,443	573,930	(26)	6,000	(27)	2,090,073

(1)	Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with FASB Accounting Standards Codification Topic 718 for stock awards granted during the fiscal year.

(2)	Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with FASB Accounting Standards Codification Topic 718 for option awards granted during the fiscal year.

(3)	This amount represents (a) $292,969 for Mr. Salem’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2010, which was earned in fiscal 2010 and paid in fiscal 2011, and (b) $2,800,000 for Mr. Salem’s performance during fiscal 2010 under the FY10 LTIP. Mr. Salem will be eligible to receive the FY10 LTIP award if he remains employed by the Company through the last day of fiscal 2012.

(4)	This amount represents (a) $7,387 for coverage of expenses related to Mr. Salem’s attendance at the Company’s FY09 sales achiever’s trip, and (b) $10,000 for reimbursement for tax services.

(5)	This amount represents (a) $796,875 for Mr. Salem’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2009, which was earned in fiscal 2009 and paid in fiscal 2010, and (b) $450,000 accrued on Mr. Salem’s behalf for performance during fiscal 2009 under the FY09 LTIP. Mr. Salem will be eligible to receive the FY09 LTIP award if he remains employed by the Company through the last day of fiscal 2011.

(6)	This amount represents coverage of expenses related to Mr. Salem’s attendance at the Company’s FY08 sales achiever’s trip and Board retreat.

(7)	This amount represents (a) $468,886 for Mr. Salem’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2008, which was earned in fiscal 2008 and paid in fiscal 2009, and (b) $472,500 accrued on Mr. Salem’s behalf for performance during fiscal 2008 under the FY08 LTIP.

(8)	This amount represents coverage of expenses related to Mr. Salem’s attendance at the Company’s FY07 sales achiever’s trip and Board retreat.

(9)	This amount represents (a) $285,120 for Mr. Beer’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2010, which was earned in fiscal 2010 and paid in fiscal 2011, and (b) $462,000 for Mr. Beer’s performance during fiscal 2010 under the FY10 LTIP. Mr. Beer will be eligible to receive the FY10 LTIP award if he remains employed by the Company through the last day of fiscal 2012.

(10)	This amount represents (a) $363 for coverage of expenses related to attendance at the FY09 Board retreat, (b) $879 for membership fees, (c) $5,707 for reimbursement for tax services, and (d) $6,000 for the Company’s contributions to Mr. Beer’s account under its 401(k) plan.

(11)	This amount includes (a) $673,200 for Mr. Beer’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2009, which was earned in fiscal 2009 and paid in fiscal 2010, and (b) $211,500 accrued on Mr. Beer’s behalf for performance during fiscal 2009 under the FY09 LTIP. Mr. Beer will be eligible to receive the FY09 LTIP award if he remains employed by the Company through the last day of fiscal 2011.

(12)	This amount represents coverage of expenses related to attendance at the FY08 Board retreat, reimbursement for tax services and the Company’s contributions to Mr. Beer’s account under its 401(k) plan.

(13)	This amount represents (a) $607,200 for Mr. Beer’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2008, which was earned in fiscal 2008 and paid in fiscal 2009, and (b) $472,500 accrued on Mr. Beer’s behalf for performance during fiscal 2008 under the FY08 LTIP.

(14)	This amount represents coverage of expenses related to attendance at the FY07 Board retreat, reimbursement for tax services and the Company’s contributions to Mr. Beer’s account under its 401(k) plan.

(15)	Mr. Hughes resigned from the Company effective June 30, 2010.

(16)	This amount represents (a) $60,000 for Mr. Hughes’ executive annual bonus under his Executive Annual Incentive Plan for fiscal 2010, which was earned in fiscal 2010 and paid in fiscal 2011, and (b) $462,000 for Mr. Hughes’ performance during fiscal 2010 under the FY10 LTIP. Mr. Hughes will not be eligible to receive the FY10 LTIP award because his employment with the Company terminated on June 30, 2010.

(17)	This amount includes (a) $732 for retroactive pay, (b) $2,319 for coverage of expenses related to attendance at the Company’s FY09 Board retreat, (c) $6,151 for the Company’s contributions to Mr. Hughes’ account under its 401(k) plan, and (d) $10,000 for reimbursement for tax services.

(18)	This amount represents (a) $485,377 for Mr. Hughes’ executive annual bonus under his Executive Annual Incentive Plan for fiscal 2009, which was earned in fiscal 2009 and paid in fiscal 2010, and (b) $148,500 accrued on Mr. Hughes’ behalf for performance during fiscal 2009 under the FY09 LTIP. Mr. Hughes will not be eligible to receive the FY09 LTIP award because his employment with the Company terminated on June 30, 2010.

(19)	This amount includes coverage of expenses related to attendance at the Company’s FY08 Board retreat, the Company’s contributions to Mr. Hughes’ account under its 401(k) plan and reimbursement for tax services.

(20)	This amount represents (a) $510,598 for Mr. Hughes’ executive annual bonus under his Executive Annual Incentive Plan for fiscal 2008, which was earned in fiscal 2008 and paid in fiscal 2009, and (b) $472,500 accrued on Mr. Hughes’ behalf for performance during fiscal 2008 under the FY08 LTIP.

(21)	This amount represents coverage of expenses related to attendance at the Company’s FY07 sales achiever’s trip and Board retreat, the Company’s contributions to Mr. Hughes’ account under its 401(k) plan, and reimbursement for tax services.

(22)	This amount represents (a) $163,800 for Mr. Robbins’ executive annual bonus under his Executive Annual Incentive Plan for fiscal 2010, which was earned in fiscal 2010 and paid in fiscal 2011, and (b) $462,000 for Mr. Robbins’ performance during fiscal 2010 under the FY10 LTIP. Mr. Robbins will be eligible to receive the FY10 LTIP award if he remains employed by the Company through the last day of fiscal 2012.

(23)	This amount represents (a) $1,182 for retroactive pay, (b) $179,634 for an Expatriate US Tax Payment gross up, (c) $12,207 for coverage of expenses related to attendance at the Company’s FY09 sales achiever’s trip, (d) $857 for coverage of expenses related to attendance at the Company’s FY09 Board retreat, and (e) $747 for reimbursement for tax services for Mr. Robbins.

(24)	This amount represents (a) $130,500 for Mr. Thompson’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2010, which was earned in fiscal 2010 and paid in fiscal 2011, and (b) $462,000 for Mr. Thompson’s performance during fiscal 2010 under the FY10 LTIP. Mr. Thompson will be eligible to receive the FY10 LTIP award if he remains employed by the Company through the last day of fiscal 2012.

(25)	This amount represents (a) $12,249 for coverage of expenses related to attendance at the Company’s FY09 sales achiever’s trip, (b) $5,690 for reimbursement for tax services, and (c) $7,088 for the Company’s contributions to Mr. Thompson’s account under its 401(k) plan.

(26)	This amount represents (a) $425,430 for Mr. Thompson’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2009, which was earned in fiscal 2009 and paid in fiscal 2010, and (b) $148,500 accrued on Mr. Thompson’s behalf for performance during fiscal 2009 under the FY09 LTIP. Mr. Thompson will be eligible to receive the FY09 LTIP award if he remains employed by the Company through the last day of fiscal 2011.

(27)	This amount represents the Company’s contributions to Mr. Thompson’s account under its 401(k) plan.

The following table shows for the fiscal year ended April 2, 2010, certain information regarding grants of plan-based awards to the Named Executive Officers from our incentive plans:

Grants of Plan-Based Awards in Fiscal 2010

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
								Number of	Number of	Exercise or	Fair Value
		Estimated Future Payouts Under Non-Equity						Shares of	Securities	Base Price	of Stock
		Incentive Plan Awards						Stock or	Underlying	of Option	and Option
	Grant	Threshold		Target		Maximum		Units	Options	Awards	Awards
Name	Date(2)	($)		($)		($)		(#)	(#)	($/Sh)	($)

Enrique Salem	4/10/2009	546,875	(1)	781,250	(1)	5,000,000	(1)	140,000	510,000	17.13	5,286,993
		156,250	(3)	2,000,000	(3)	4,000,000	(3)
James A. Beer	5/11/2009	422,400	(1)	528,000	(1)	5,000,000	(1)	47,000	108,000	15.32	1,267,146
		165,000	(3)	330,000	(3)	660,000	(3)
Gregory W. Hughes	5/11/2009	350,000	(1)	400,000	(1)	5,000,000	(1)	46,000	100,000	15.32	1,211,300
		125,000	(3)	330,000	(3)	660,000	(3)
William T. Robbins	4/10/2009	318,500	(1)	364,000	(1)	5,000,000	(1)	9,000	27,000	17.13	307,106
	5/11/2009	113,750	(3)	330,000	(3)	660,000	(3)	43,000	105,000	15.32	1,190,669
J. David Thompson	5/11/2009	304,500	(1)	348,000	(1)	5,000,000	(1)	30,000	80,000	15.32	864,864
		108,750	(3)	330,000	(3)	660,000	(3)

(1)	Represents threshold, target and maximum payouts with respect to each applicable metric under the FY10 Executive Annual Incentive Plan.

(2)	Represents grant date of stock awards and option awards.

(3)	Represents threshold, target and maximum payouts under the FY10 LTIP. Payment under this plan is contingent upon employment through the last day of fiscal 2012.

For a summary of the terms of the FY10 Executive Annual Incentive Plan, see “Compensation Discussion & Analysis (CD&A) — Compensation Components — Executive Annual Incentive Plans” beginning on page 42. For a summary of the terms of the FY10 LTIP, see “Compensation Discussion & Analysis (CD&A) — Compensation Components — Long Term Incentive Plans (LTIP)” beginning on page 44.

The following table shows for the fiscal year ended April 2, 2010, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards At Fiscal Year-End 2010

		Option Awards						Stock Awards
		Number of	Number of					Number of		Market Value
		Securities	Securities					Shares or		of Shares or
		Underlying	Underlying					Units of		Units of
		Unexercised	Unexercised		Option			Stock That		Stock That
		Options	Options		Exercise		Option	Have Not		Have Not
		(#)	(#)		Price		Expiration	Vested		Vested
Name	Grant Date	Exercisable	Unexercisable		($)		Date	(#)		($)

Enrique Salem	6/22/2004	174,836	—		1.61,		6/22/2014,	—		—
					20.36	(1)	7/15/2013,
							12/5/2012
	10/20/2005	70,000	—		22.68		10/20/2012	—		—
	5/12/2006	167,708	7,292	(2)	17.02		5/12/2013	—		—
	5/10/2007	106,250	43,750	(3)	19.48		5/10/2014	—		—
	2/8/2008	52,083	47,917	(4)	17.90		2/8/2015	15,000	(5)	251,550
	5/9/2008	110,000	130,000	(6)	19.99		5/9/2015	33,334	(7)	559,011
	4/10/2009	—	510,000	(8)	17.13		4/10/2016	105,000	(9)	1,760,850
James A. Beer	3/3/2006	300,000	—		16.98		3/3/2013	—		—
	5/10/2007	106,250	43,750	(3)	19.48		5/10/2014	—		—
	5/9/2008	45,833	54,167	(6)	19.99		5/9/2015	20,000	(10)	335,400
	5/11/2009	—	108,000	(11)	15.32		5/11/2016	47,000	(12)	944,790
Gregory W. Hughes	11/4/2003	562,099	—		32.96		11/4/2013,	—		—
	2/15/2005	252,945	—		21.85		2/15/2012	—		—
	7/2/2005	87,500	—		21.22		7/2/2015	—		—
	10/20/2005	35,000	—		22.68		10/20/2012	—		—
	5/12/2006	119,791	5,209	(2)	17.02		5/12/2013	—		—
	5/10/2007	106,250	43,750	(3)	19.48		5/10/2014	—		—
	5/9/2008	45,833	54,167	(6)	19.99		5/9/2015	20,000	(10)	335,400
	5/11/2009	—	100,000	(11)	15.32		5/11/2016	46,000	(13)	771,420
William T. Robbins	5/3/2002	56,209	—		23.04		5/3/2012	—		—
	11/19/2002	45,670	—		14.46		11/19/2012	—		—
	2/17/2004	50,589	—		29.39		2/17/2014	—		—
	2/15/2005	50,589	—		21.85		2/15/2012	—		—
	10/20/2005	20,000	—		22.68		10/20/2012	—		—
	6/20/2006	28,175	1,875	(14)	15.90		6/20/2013	1,875	(15)	31,444
	5/10/2007	29,750	12,250	(3)	19.48		5/10/2014	—		—
	7/10/2007	5,666	2,334	(3)	18.87		7/10/2014	—		—
	5/9/2008	22,916	27,084	(6)	19.99		5/9/2015	16,667	(16)	279,506
	4/10/2009	—	27,000	(8)	17.13		4/10/2016	6,750	(17)	113,198
	5/11/2009	—	105,000	(11)	15.32		5/11/2016	43,000	(18)	721,110
J. David Thompson	2/3/2006	300,000	—		16.90		2/3/2013	—		—
	5/10/2007	70,833	29,167	(3)	19.48		5/10/2014	—		—
	5/9/2008	41,250	48,750	(6)	19.99		5/9/2015	20,000	(10)	335,400
	5/11/2009	—	80,000	(11)	15.32		5/11/2016	30,000	(19)	503,100

(1)	151,836 shares granted at $1.61 and 120,000 shares granted at $20.36.

(2)	Unvested options vest in equal installments monthly on the 12th of each month ending on 5/12/2010.

(3)	Unvested options vest in equal installments monthly on the 10th of each month ending on 5/10/2011.

(4)	Unvested options vest in equal installments monthly on the 8th of each month ending on 2/8/2012.

(5)	7,500 shares to vest on 3/1/2011 and 7,500 shares to vest on 3/1/2012.

(6)	Unvested options vest in equal installments monthly on the 9th of each month ending on 5/9/2012.

(7)	16,667 shares to vest on 6/1/2010 and 16,667 shares to vest on 6/1/2011.

(8)	25% of options vest on 4/10/2010 and in equal installments thereafter on the 10th of each month ending 4/10/2013.

(9)	35,000 shares to vest on 3/1/2011, 35,000 shares to vest on 3/1/2012, and 35,000 shares to vest on 3/1/2013.

(10)	10,000 shares to vest on 6/1/2010 and 10,000 shares to vest on 6/1/2011.

(11)	25% of options vest on 5/11/2010 and in equal installments thereafter on the 11th of each month ending 5/11/2013.

(12)	11,750 shares to vest on 6/1/2010, 11,750 shares to vest on 6/1/2011, 11,750 shares to vest on 6/1/2012, and 11,750 shares to vest on 6/1/2013.

(13)	11,500 shares to vest on 6/1/2010, 11,500 shares to vest on 6/1/2011, 11,500 shares to vest on 6/1/2012, and 11,500 shares to vest on 6/1/2013.

(14)	Unvested options vest in equal installments monthly on the 20th of each month ending on 6/20/2010.

(15)	1,875 shares to vest on 6/1/2010.

(16)	8,333 shares to vest on 6/1/2010 and 8,334 shares to vest on 6/1/2011.

(17)	2,250 shares to vest on 3/1/2011, 2,250 shares to vest on 3/1/2012, and 2,250 shares to vest on 3/1/2013.

(18)	10,750 shares to vest on 6/1/2010, 10,750 shares to vest on 6/1/2011, 10,750 shares to vest on 6/1/2012, and 10,750 shares to vest on 6/1/2013.

(19)	7,500 shares to vest on 6/1/2010, 7,500 shares to vest on 6/1/2011, 7,500 shares to vest on 6/1/2012, and 7,500 shares to vest on 6/1/2013.

The following table shows for the fiscal year ended April 2, 2010, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

Option Exercises and Stock Vested in Fiscal 2010

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Enrique Salem	—	—	84,166	1,362,223
James A. Beer	—	—	60,000	965,300
Gregory W. Hughes	—	—	35,000	548,800
William T. Robbins	—	—	37,458	589,591
J. David Thompson	—	—	26,666	418,123

Non-Qualified Deferred Compensation in Fiscal 2010

The table below provides information on the non-qualified deferred compensation of the named executive officers for the fiscal year ended April 2, 2010.

Non-Qualified Deferred Compensation
	Executive	Registrant	Aggregate		Aggregate
	Contributions in	Contributions in	Earnings in	Aggregate	Balance at
	Last Fiscal	Last Fiscal	Last Fiscal	Withdrawals/	Last Fiscal
	Year	Year	Year	Distributions	Year-End
Name	($)	($)	($)(2)	($)	($)

Enrique Salem	—	—	—	—	—
James A. Beer	—	—	—	—	—
Gregory W. Hughes	—	—	—	—	—
William T. Robbins	—	—	—	—	—
J. David Thompson	75,072 (1)	—	58,982 (2)	—	208,640

(1)	Represents $75,072 reported under the “Salary” column of the “Summary Compensation Table for Fiscal 2010”.

(2)	Amounts reflected are not included in the “Summary Compensation Table” because the earnings are not preferential or above-market.

In fiscal 2010, certain management employees on our U.S. payroll with a base salary of $150,000 or greater, including each of the named executive officers, are eligible to participate in the Symantec Corporation Deferred Compensation Plan. The plan provides the opportunity for participants to defer up to 75% of base salary and 100% of variable pay each year. Variable pay includes all bonus and commission payments. Deferral elections must be made prior to the beginning of a calendar year and cannot be revoked as of the day immediately prior to commencement of that year. The plan is “unfunded” and all deferrals are general assets of Symantec. Amounts deferred by each participant under the plan are credited to a bookkeeping account maintained on behalf of each participant. The bookkeeping account under the plan will then be adjusted based on the performance of the measurement funds that have been selected by the participant. The measurement funds available under the plan are substantially identical to the investment funds available under our 401(k) plan. Each participant may change their measurement fund selections on a daily basis. The plan requires that benefits accumulated in the bookkeeping accounts for each participant be distributed to the participant following his or her termination of employment with us for any reason and permits us to terminate the plan and make such a distribution in the event of a change in control of Symantec. We intend to take such action in the event of a change in control of Symantec.

Potential Payments Upon Termination or Change-In-Control

Set forth below is a description of the plans and agreements (other than the Deferred Compensation Plan) that could result in potential payouts to the named executive officers in the case of their termination of employment and/or a change in control of Symantec. For information regarding potential payouts upon termination under the Deferred Compensation Plan, in which J. David Thompson participates, see “Non-Qualified Deferred Compensation in Fiscal 2010” above.

Symantec Executive Retention Plan

In January 2001, the Board approved the Symantec Executive Retention Plan, to deal with employment termination resulting from a change in control of the Company. The plan was modified by the Board in July 2002, April 2006 and June 2007. Under the terms of the plan, all equity compensation awards (including, among others, options and restricted stock units) granted by the Company to the Company’s Section 16(b) officers (including the named executive officers) would become fully vested and, if applicable, exercisable following a change in control of the Company (as defined in the plan) after which the officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control.

Symantec Corporation Severance Plan

During fiscal 2008, we adopted the Symantec Corporation Severance Plan, effective as of July 1, 2007, to provide severance benefits to certain eligible employees of Symantec. Individual employees must meet certain criteria in order to participate in the plan, including, among other criteria, (i) the employee is not entitled to severance under any other plan, fund, program, policy, arrangement or individualized written agreement providing for severance benefits that is sponsored or funded by Symantec and (ii) the employee was involuntarily terminated from active employment because of market conditions or division performance resulting in elimination of their position, and not solely because of poor work performance.

Under the terms of the plan, eligible employees at the Vice President level or above receive severance payments calculated as follows: (i) severance payments equal to ten weeks of base pay if such employee has been employed by Symantec for one year or less; or (ii) severance payments equal to ten weeks of base pay plus the amount calculated by multiplying two weeks of base pay times the number of years of such employee’s employment by Symantec after the first year of employment, prorated through the termination date. If an eligible employee timely elects COBRA continuation coverage under Symantec’s group insurance plans, Symantec will also subsidize the full amount of premiums for such eligible employees for the period of time upon which severance payments are paid under the plan. Symantec will subsidize premiums for continuation coverage at the same level of coverage in effect immediately before termination of employment for the applicable employee. Eligible employees at the Vice President level are also entitled to receive six months of outplacement services, including counseling and guidance.

Payment of severance payments and COBRA premiums and provision of outplacement assistance pursuant to the Symantec Corporation Severance Plan is subject to the applicable employee’s returning a release of claims against Symantec.

Enrique Salem

In accordance with an employment agreement dated September 23, 2009 between Mr. Salem and Symantec, in the event Mr. Salem resigns for good reason (i.e., material reduction in responsibilities, position or salary) or is terminated without cause (as defined in the agreement), he is entitled to a severance payment equal to 3.375 times his annual base salary, reimbursement of COBRA premiums for up to twelve months and the vesting of his outstanding stock options and restricted stock units will be accelerated by one year.

In the event that Mr. Salem’s employment is terminated due to his death or disability, the vesting of his outstanding options will remain exercisable, notwithstanding anything in any other agreement governing such options, until the earlier of (a) a period of one year after the termination date and (b) the original term of the option.

In the event Mr. Salem is terminated without cause, not due to death or permanent disability, nor resign for good reason, that occurs during, or within the twelve (12) month period following, the consummation of a Change in Control; or within the sixty (60) day period prior to the date of a Change in Control where the Change in Control was under consideration at the time of Mr. Salem’s termination date, then Mr. Salem shall be entitled to a severance payment equal to 4.5 times his annual base salary, reimbursement of COBRA premiums for up to twelve months and full acceleration of any then-unvested stock options and restricted stock units.

The following table summarizes the value of the payouts to Mr. Salem pursuant to Mr. Salem’s employment agreement, the Symantec Executive Retention Plan, assuming a qualifying termination as of April 2, 2010 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.77 on April 2, 2010 minus the exercise price):

	Severance Pay	COBRA Premiums	Option Vesting	RSU Vesting

Resignation with Good Reason or Termination Without Cause or Termination Due to Death or Disability	$2,109,375	$19,342	$831,314	$2,571,411
Termination Without Cause or Constructive Termination within 12 Months of a Change	$2,812,500	$19,342	$831,314	$2,571,411

James A. Beer

The following table summarizes the value of the payouts to Mr. Beer pursuant to the Symantec Executive Retention Plan and the Symantec Corporation Severance Plan, assuming a qualifying termination as of April 2, 2010 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.77 on April 2, 2010 minus the exercise price):

Termination Without Cause or
Constructive Termination
Involuntary Termination Because of		Within 12 Months of a
Market Conditions or Division Performance		Change of Control
Severance Pay	COBRA Premiums	Option Vesting	RSU Vesting

$205,362	$6,081	$156,600	$1,123,590

Gregory W. Hughes

Symantec entered into an employment agreement, dated December 15, 2004 with Mr. Hughes, which became effective on July 2, 2005. Pursuant to that agreement, if the employment of Mr. Hughes is terminated by Symantec without cause (as defined in Mr. Hughes’s agreement) or is terminated due to death or permanent disability, or if Mr. Hughes resigns with good reason (i.e. material reduction in responsibilities, position or salary), then Mr. Hughes is entitled to full payment of premiums for COBRA continuation health care coverage for the executive, his spouse and his other eligible dependents under Symantec’s group health plan, until the earlier of (i) 12-months after the first day of the first month after termination of employment or (ii) the first date that executive receives coverage under another employer’s program providing substantially the same level of benefits without exclusion for pre-existing medical conditions.

The following table summarizes the value of the payouts to Mr. Hughes pursuant to Mr. Hughes’ employment agreement, the Symantec Executive Retention Plan, and the Symantec Corporation Severance Plan assuming a qualifying termination as of April 2, 2010 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.77 on April 2, 2010 minus the exercise price):

Involuntary Termination		Termination Without Cause or
Because of Market	Termination Without Cause or	Constructive Termination
Conditions or Division	Resignation With Good Reason, or	within 12 Months of a
Performance	Termination Due to Death or Disability	Change of Control
Severance Pay	COBRA Premiums	Option Vesting	RSU Vesting

$201,346	$8,257	$145,000	$1,106,820

William T. Robbins

The following table summarizes the value of the payouts to Mr. Robbins pursuant to the Symantec Executive Retention Plan and the Symantec Corporation Severance Plan, assuming a qualifying termination as of April 2, 2010 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.77 on April 2, 2010 minus the exercise price):

Termination Without Cause or
Constructive Termination
Involuntary Termination Because of Market		Within 12 Months of a
Conditions or Division Performance		Change of Control
Severance Pay	COBRA Premiums	Option Vesting	RSU Vesting

$209,475	$8,667	$283,683	$1,145,257

J.	David Thompson

The following table summarizes the value of the payouts to Mr. Thompson pursuant to the Symantec Executive Retention Plan and the Symantec Corporation Severance Plan, assuming a qualifying termination as of April 2, 2010 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.77 on April 2, 2010 minus the exercise price):

Termination Without Cause or
Constructive Termination
Involuntary Termination Because of Market		Within 12 Months of a
Conditions or Division Performance		Change of Control
Severance Pay	COBRA Premiums	Option Vesting	RSU Vesting

$136,690	$6,584	$116,000	$838,500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions Policy and Procedures

Symantec has adopted a written related person transactions policy which provides for the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” The Nominating and Governance Committee reviews transactions that may be “related person transactions,” which are transactions between Symantec and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any Symantec executive officer, director, nominee for director, or stockholder holding more than 5% of any class of Symantec’s voting securities, in each case, since the beginning of the previous fiscal year, and their immediate family members.

Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions are deemed not to be “related person transactions” (meaning the related person is deemed to not have a direct or indirect material interest in the transaction):

•	compensation to executive officers determined by Symantec’s Compensation Committee;

•	any transaction with another company at which a related person is a director or an employee (other than an executive officer) if the aggregate amount involved does not exceed the greater of $2,000,000, or three percent of that company’s total annual gross revenues, provided that the transaction involves the purchase of either company’s goods and services and the transaction is subject to usual trade terms and is in the ordinary course of business and the related person is not involved in the negotiation of the transaction;

•	any compensation paid to a director if the compensation is required to be reported in Symantec’s proxy statement;

•	any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis;

•	any charitable contribution, grant or endowment by Symantec or the Symantec Foundation to a charitable organization, foundation or university at which a related person’s only relationship is as a director or an employee (other than an executive officer), if the aggregate amount involved does not exceed $120,000, or any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•	any transaction where the rates or charges involved are determined by competitive bids;

•	any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; or

•	any transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Under the policy, members of Symantec’s legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to the Nominating and Governance Committee. In addition, transactions may be identified through Symantec’s Code of Conduct or other Symantec policies and procedures, and reported to the Nominating and Governance Committee. The Nominating and Governance Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction.

Certain Related Person Transactions

In July 2009, Symantec entered into a dry-lease agreement for an aircraft with a company owned by Mr. Thompson, our Chairman. Pursuant to the agreement, Symantec leases the aircraft on a non-exclusive basis from Mr. Thompson’s company from time to time solely for Mr. Thompson’s business-related travel, at a dry-lease rate of $1,650 per flight hour. Pursuant to an agreement with an unrelated party, Symantec has also agreed to pay the variable operating costs of Mr. Thompson’s business travel on this aircraft. The arrangement was approved by the Nominating and Governance Committee of our Board. The Nominating and Governance Committee has determined that the amounts billed by Mr. Thompson’s company for our use of the aircraft are at or below the market rates charged by third-party commercial charter companies for similar aircraft. Symantec paid $238,075 under this arrangement during fiscal 2010.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of Symantec’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Symantec under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates it by reference.

The Audit Committee is comprised solely of independent directors, as defined by current NASDAQ listing standards, and operates under a written charter which was most recently amended by the Board on July 27, 2009. The Audit Committee oversees Symantec’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements that were included in Symantec’s Annual Report on Form 10-K for the fiscal year ended April 2, 2010 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Audit Committee reviewed with Symantec’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Symantec’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 114, “The Auditor’s Communications With Those Charged with Governance.” In addition, the Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm’s communications with the Audit Committee concerning independence from management and Symantec, and has discussed with the independent registered public accounting firm the registered public accounting firm’s independence from management and Symantec.

The Audit Committee discussed with Symantec’s internal accountants and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal accountants and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Symantec’s internal controls, and the overall quality of Symantec’s financial reporting.

The Audit Committee also received the report of management contained in Symantec’s Annual Report on Form 10-K for the fiscal year ended April 2, 2010, as well as KPMG’s Report of Independent Registered Public Accounting Firm included in Symantec’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee Symantec’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2011.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in Symantec’s Annual Report on Form 10-K for the fiscal year ended April 2, 2010 for filing with the SEC.

By: The Audit Committee of the Board of Directors:

William T. Coleman III
Frank E. Dangeard
David L. Mahoney
Robert S. Miller
V. Paul Unruh (Chair)

ADDITIONAL INFORMATION

Stockholder Proposals for the 2011 Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.  Symantec’s Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Symantec Corporation, 350 Ellis Street, Mountain View, California 94043, Attn: Corporate Secretary.

To be timely for the 2011 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary of the Company at the principal executive offices of the Company between June 22, 2011 and July 22, 2011. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Symantec’s Bylaws.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.  Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Symantec’s 2011 annual meeting must be received by the Company not later than April 13, 2011 in order to be considered for inclusion in Symantec’s proxy materials for that meeting.

Available Information

Symantec will mail without charge, upon written request, a copy of Symantec’s Annual Report on Form 10-K for fiscal year 2010, including the financial statements, schedule and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Symantec Corporation
350 Ellis Street
Mountain View, California 94043
Attn: Investor Relations

The Annual Report is also available at www.symantec.com.

“Householding” — Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are Symantec stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Symantec will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call Symantec’s Investor Relations department at 350 Ellis Street, Mountain View, California 94043, Attn: Investor Relations, telephone number (650) 527-5523.

Any stockholders who share the same address and currently receive multiple copies of Symantec’s Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Symantec’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

The Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SYMANTEC CORPORATION
2004 EQUITY INCENTIVE PLAN
As Adopted by the Board on July 20, 2004
and as amended thereafter
     1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Stock Appreciation Rights, Restricted Stock Units, and Restricted Stock Awards. Capitalized terms not defined in the text are defined in Section 25.
     2. Shares Subject to the Plan.
          2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be one hundred and sixty-three million (163,000,000) Shares plus up to forty-five million one hundred thousand (45,100,000) shares subject to awards granted under the Company’s 1996 Equity Incentive Plan that cancel, forfeit (e.g., upon the Participant’s Termination) or otherwise expire by their terms on or following the adoption of this Plan.
          Any award other than an Option or a SAR shall reduce the number of Shares available for issuance under this Plan by two Shares for every Share issued. Subject to Sections 2.2 and 18, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued will again be available for grant and issuance in connection with future Awards under this Plan. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the exercise or purchase price of an Award or to satisfy any tax withholding obligations in connection with an Award, (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option exercise price. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
          2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off), then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, (c) the number of Shares that may be granted pursuant to Section 3 below, and (d) the Purchase Price and number of Shares subject to other outstanding Awards, including Restricted Stock Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will be rounded down to the nearest whole Share, and may be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share, as determined by the Committee.
     3. Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan, pursuant to the grant of Awards hereunder, of which no more than 400,000 Shares shall be covered by Awards of Restricted Stock and Restricted Stock Units, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment, of which no more than 600,000 Shares shall be covered by Awards of

Restricted Stock and Restricted Stock Units. For purposes of these limits only, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.
     4. Administration.
          4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:
               (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
               (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
               (c) select persons to receive Awards;
               (d) determine the form and terms of Awards;
               (e) determine the number of Shares or other consideration subject to Awards;
               (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;
               (g) grant waivers of Plan or Award conditions;
               (h) determine the vesting, exercisability and payment of Awards;
               (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
               (j) amend any Award Agreements executed in connection with this Plan;
               (k) determine whether an Award has been earned; and
               (l) make all other determinations necessary or advisable for the administration of this Plan.
          4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. To the extent permitted by applicable laws, the Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.
          4.3 Section 162(m), Rule 16b-3 and Stock Exchange Requirements. If two or more members of the Board are Outside Directors, the Committee will be comprised of at least two (2) members of the Board, at least two (2) of whom are Outside Directors. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to officers and directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3. In addition, the Plan will be administered in a manner that complies with any applicable Nasdaq Global Select Market or stock exchange listing requirements.

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     5. Options. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option (subject to Section 5.4 below), the circumstances upon and the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
          5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. To the extent that any Option designated as an ISO in the Award Agreement fails to qualify as such under applicable law, it shall be treated instead as a NQSO.
          5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee at the time it acts to approve the grant. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
          5.3 Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.
          5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 10 of this Plan.
          5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written or electronic notice or agreement of stock option exercise (the “Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased and all applicable withholding taxes.
          5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:
               (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options are vested and exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.
               (b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s death or disability), then Participant’s Options may be exercised only to the extent that such Options are vested and

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exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.
          5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.
          5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
          5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that (a) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted; (b) any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code; and (c) notwithstanding anything to the contrary elsewhere in the Plan, the Company is subject to Section 21.2 below with respect to any proposal to reprice outstanding Options.
          5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
     6. Non-Employee Director Equity Awards.
          6.1 Types of Awards. All Awards other than ISOs may be granted to non-employee directors under this Plan. Awards granted pursuant to this Section 6 may be automatically made pursuant to a policy adopted by the Board (as such policy may be amended from time to time by the Board) or made from time to time as determined in the discretion of the Board, or, if the authority to grant Awards to non-employee directors has been delegated by the Board, the Committee.
          6.2 Eligibility. Awards granted pursuant to this Section 6 shall be granted only to non-employee directors. Any non-employee director, including without limitation any non-employee director who is appointed as a member to the Board, will be eligible to receive an Award under this Section 6.
          6.3 Vesting, Exercisability and Settlement. Except as set forth in Section 18, Awards granted pursuant to Section 6 shall vest, become exercisable and be settled as determined by the Board or, if the authority to make such determinations has been delegated by the Board, the Committee. With respect to Options and SARs, the exercise price of such Award granted to non-employee directors shall not be less than the Fair Market Value of the Shares at the time such Award is granted.

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     7. Restricted Stock Awards. A Restricted Stock Award is an offer by the Company to issue to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may be issued or purchase, the Purchase Price (if any), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:
          7.1 Restricted Stock Agreement. All purchases under a Restricted Stock Award will be evidenced by a written agreement (the “Restricted Stock Agreement”), which will be in substantially a form (which need not be the same for each Participant) that the Committee shall from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. A Participant can accept a Restricted Stock Award only by signing and delivering to the Company the Restricted Stock Agreement, and full payment of the Purchase Price (if any) and all applicable withholding taxes, at such time and on such terms as required by the Committee. If the Participant does not accept the Restricted Stock Award at such time and on such terms as required by the Committee, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.
          7.2 Purchase Price. The Purchase Price (if any) for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 10 of this Plan and as permitted in the Restricted Stock Agreement, and in accordance with any procedures established by the Company.
          7.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified period of service with the Company and/or upon completion of the performance goals as set out in advance in the Restricted Stock Agreement, which shall be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select performance criteria, including if the Award is intended to qualify as “performance-based compensation” under Code Section 162(m) from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. For Restricted Stock Awards intended to comply with the requirements of Section 162(m) of the Code, the performance goals will be determined at a time when the achievement of the performance goals remains substantially uncertain and shall otherwise be administered in a manner that complies with the requirements under that statute. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
          7.4 Termination During Vesting or Performance Period. Restricted Stock Awards shall cease to vest immediately if a Participant is Terminated during the vesting period or Performance Period applicable to the Award for any reason, unless the Committee determines otherwise, and any unvested Shares subject to such Restricted Stock Awards shall be subject to the Company’s right to repurchase such Shares or otherwise to any forfeiture condition applicable to the Award, as described in Section 14 of this Plan, if and as set forth in the applicable Restricted Stock Agreement.
     8. Restricted Stock Units. A Restricted Stock Unit (or RSU) is an award covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). A RSU may be awarded for past services already rendered to the Company, or any Affiliate, Parent or Subsidiary of the Company pursuant to an Award Agreement (the “RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the following:
          8.1 Terms of RSUs. RSUs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Affiliate, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine. The Committee will determine all terms of each RSU including, without limitation: the number of Shares subject to each RSU, the time or times during which each RSU shall vest and the RSU be settled, the consideration to be distributed on such settlement, and the effect on each RSU of its holder’s Termination. A RSU may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the

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"Performance RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the RSU is being earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each RSU; (b) select performance criteria, including if the Award is intended to qualify as “performance-based compensation” under Code Section 162(m) from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares deemed subject to the RSU. For RSUs intended to comply with the requirements of Section 162(m) of the Code, the performance goals will be determined at a time when the achievement of the performance goals remains substantially uncertain and shall otherwise be administered in a manner that complies with the requirements under that statute. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
          8.2 Form and Timing of Exercise. The portion of a RSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.
     9. Stock Appreciation Rights. A Stock Appreciation Right (or SAR) is an award that may be exercised for cash or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of settlement over the Exercise Price and the number of Shares with respect to which the SAR is being settled. A SAR may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the following:
          9.1 Terms of SARs. SARs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine. The Committee will determine all terms of each SAR including, without limitation: the number of Shares deemed subject to each SAR, the time or times during which each SAR may be settled, the consideration to be distributed on settlement, and the effect on each SAR of its holder’s Termination. The Exercise Price of a SAR will be determined by the Committee when the SAR is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the SAR is being earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each SAR; (b) select performance criteria, including if the Award is intended to qualify as “performance-based compensation” under Code Section 162(m) from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares deemed subject to the SAR. Prior to exercise of any SAR earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the SARs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. Notwithstanding anything to the contrary elsewhere in the Plan, the Company is subject to Section 21.2 below with respect to any proposal to

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reprice outstanding SARs. The term of a SAR shall be ten (10) years from the date the SAR is awarded or such shorter term as may be provided in the Award Agreement.
          9.2 Form and Timing of Settlement. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.
     10. Payment for Share Purchases. Payment for Shares purchased pursuant to this Plan may be made in cash, by check or by wire transfer or, where expressly approved for the Participant by the Committee and where permitted by law:
             (a) by cancellation of indebtedness of the Company to the Participant;
             (b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;
             (c) cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;
             (d) by waiver of compensation due or accrued to the Participant for services rendered;
             (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and any applicable withholding obligations, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;
             (f) by such other consideration and method of payment as permitted by the Committee and applicable law; or
             (g) by any combination of the foregoing.
     11. Withholding Taxes.
          11.1 Withholding Generally. It shall be a condition to the grant of an Award under this Plan that the Participant satisfy any tax withholding or similar obligations applicable to the Award that may be legally imposed upon the Participant. Whenever Awards are to be granted or Shares are to be issued in satisfaction of Awards granted under this Plan, the Participant shall make such arrangements as the Company may require to remit to the Company an amount sufficient to satisfy federal, state, local, or foreign withholding tax requirements prior to the delivery of any Award Agreement or certificate or certificates for Award Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.
          11.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the grant, exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld,

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determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date"). All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form and during a period acceptable to the Committee.
     12. Privileges of Stock Ownership; Voting and Dividends. Except to the extent that the Committee grants an RSU that entitles the Participant to credit for dividends paid on Award Shares prior to the date such Shares are issued to the Participant (as reflected in the RSU Agreement), no Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price or otherwise forfeited to the Company.
     13. Transferability. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. All Awards shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.
     14. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not vested held by a Participant following such Participant’s Termination at any time specified after the Participant’s Termination Date, for cash and/or cancellation of purchase money indebtedness, at the Participant’s original Exercise Price or Purchase Price, as the case may be. Alternatively, at the discretion of the Committee, Award Shares issued to the Participant for which the Participant did not pay any Exercise or Purchase Price may be forfeited to the Company on such terms and conditions as may be specified in the Award Agreement. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
     15. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.
     16. Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. This Section shall not be construed to defeat the requirements of Section 21.2 with respect to any proposed repricing of Options or SARs.
     17. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation, and no liability for failure, to issue Shares or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no

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obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
     18. Corporate Transactions.
          18.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants, or the successor corporation may substitute equivalent awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards); provided that[, unless otherwise determined by the Board,] all Awards granted pursuant to Section 6 shall accelerate and be fully vested upon such merger, consolidation or corporate transaction. In the event such successor corporation (if any) fails to assume or substitute Awards pursuant to a transaction described in this Subsection 18.1, all such Awards will expire on such transaction at such time and on such conditions as the Board shall determine.
          18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”
          18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.
     19. No Obligation to Employ; Accelerated Expiration of Award for Harmful Act. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause. Notwithstanding anything to the contrary herein, if a Participant is Terminated because of such Participant’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company, then, at the Company’s election, Participant’s Awards shall not be exercisable or settleable and shall terminate and expire upon the Participant’s Termination Date. Termination by the Company based on a Participant’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a

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preponderance of the evidence discovered in such investigation indicates that such Participant is guilty of such criminal act or intentional tort.
     20. Compliance with Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” at the time of his or her “separation from service” (as each is defined under Section 409A and applicable Guidance), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s separation from service or, if earlier, the date of the Participant’s death within such six (6) month period.
     21. Certain Stockholder Approval Matters.
          21.1 Plan Effectiveness; Increasing Plan Shares. This Plan became effective on July 20, 2004 (the “Effective Date”). Any amendment to this Plan increasing the number of Shares available for issuance hereunder shall be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months before or after the effective date of such amendment (“Amendment Effective Date”). Upon the Amendment Effective Date, the Board may grant Awards covering such additional Shares pursuant to this Plan; provided, however, that: (a) no Option granted pursuant to such increase in the number of Shares subject to this Plan approved by the Board may be exercised prior to the time such increase has been approved by the stockholders of the Company; and (b) in the event that stockholder approval of any such amendment increasing the number of Shares subject to this Plan is not obtained, all Awards covering such additional Shares granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.
          21.2 Repricing Matters. Except in connection with a corporate transaction involving the Company (including without limitation any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, reorganization, merger, consolidation, split-up, spin-off or exchange of shares), the terms of outstanding Awards may not without stockholder approval be amended to reduce the exercise price of outstanding Options or SARs, or to cancel outstanding Options or SARs in exchange either for (a) cash, or (b) new Options, SARS or other Awards with an exercise price that is less than the exercise price of the original (cancelled) Options or SARs.
     22. Term of Plan. Unless earlier terminated as provided herein, this Plan will terminate on July 20, 2014.
     23. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of Section 6 of this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan to increase the number of shares that may be issued under this Plan, change the designation of employees or class of employees eligible for participation in this Plan, take any action in conflict with Section 21.2 above, or otherwise materially modify a provision of the Plan if such modification requires stockholder approval under the applicable rules and regulations of the Nasdaq Market.
     24. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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     25. Definitions. As used in this Plan, the following terms will have the following meanings:
     “Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.
     “Award” means any award under this Plan, including any Option, Stock Appreciation Right, Restricted Stock Unit, or Restricted Stock Award.
     “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
     “Board” means the Board of Directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.
     “Company” means Symantec Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.
     “Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option, and in the case of a Stock Appreciation Right the value specified on the date of grant that is subtracted from the Fair Market Value when such Stock Appreciation Right is settled.
     “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
     (a) if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination as reported in The Wall Street Journal;
     (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;
     (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or
     (d) if none of the foregoing is applicable, by the Committee in good faith.
     “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
     “Outside Director” shall mean a person who satisfies the requirements of an “outside director” as set forth in regulations promulgated under Section 162(m) of the Code.

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     “Option” means an award of an option to purchase Shares pursuant to Section 5.
     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     “Participant” means a person who receives an Award under this Plan.
     “Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:
     (1) Net revenue and/or net revenue growth;
     (2) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
     (3) Operating income and/or operating income growth;
     (4) Net income and/or net income growth;
     (5) Earnings per share and/or earnings per share growth;
     (6) Total stockholder return and/or total stockholder return growth;
     (7) Return on equity;
     (8) Operating cash flow return on income;
     (9) Adjusted operating cash flow return on income;
     (10) Economic value added; and
     (11) Individual business goals or criteria that can be objectively specified in a manner that complies with Section 162(m).
     “Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards.
     “Plan” means this Symantec Corporation 2004 Equity Incentive Plan, as amended from time to time.
     “Purchase Price” means the price to be paid for Shares acquired under this Plan pursuant to an Award other than an Option.
     “Restricted Stock Award” means an award of Shares pursuant to Section 7.
     “Restricted Stock Unit” or “RSU” means an award of Shares pursuant to Section 8.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.
     “Stock Appreciation Right” or “SAR” means an Award, granted pursuant to Section 9.

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     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     “Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date").

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SYMANTEC CORPORATION
2008 EMPLOYEE STOCK PURCHASE PLAN
Effective Date of Plan: September 22, 2008
1. ESTABLISHMENT AND PURPOSE OF PLAN
     (a) Symantec Corporation, a Delaware corporation (the “Company”) adopted this 2008 Employee Stock Purchase Plan (the “Plan”) to grant options for the purchase of shares (“Shares”) of the Company’s Common Stock (“Common Stock”) to eligible employees of the Company, its parent corporation, and its Affiliates and Subsidiaries. For purposes of the Plan, “parent corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), and “Affiliate” shall mean any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition in this Plan for purposes of the Statutory Plan (defined below).
     (b) The purpose of the Plan is to provide employees of the Company and certain Affiliates and Subsidiaries designated (any such designated Affiliate or Subsidiary, a “Designated Corporation”) by the Board of Directors of the Company (the “Board”) whose employees are eligible to participate in the Plan with a convenient means to acquire at a discount to market value an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Affiliates and Subsidiaries, and to provide an incentive for continued employment.
2. STRUCTURE OF THE PLAN AND SUB-PLANS
     (a) This Plan document is an omnibus document which includes a sub-plan (the “Statutory Plan”) designed to permit offerings of grants to employees of the Company and certain Subsidiaries that are Designated Corporations (defined below) where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant) and also separate sub-plans (each a “Non-Statutory Plan”) which permit offerings of grants to employees of certain Designated Corporations that are not intended to satisfy the requirements of Section 423 of the Code.
     (b) A total of forty million (40,000,000) Shares may be issued under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.
     (c) The Statutory Plan shall be a separate and independent plan from the Non-Statutory Plans, provided, however, that the total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plans. Offerings under the Non-Statutory Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions.

     (d) The terms of the Statutory Plan shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Code Section 423. The Board may adopt Non-Statutory Plans applicable to particular Designated Corporations or locations that are not participating in the Statutory Plan, which shall be designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States. The terms of each Non-Statutory Plan may take precedence over other provisions in this document, with the exception of Section 2(b) of the Plan with respect to the total number of shares available to be offered under the Plan for all sub-plans. Unless otherwise superseded by the terms of such Non-Statutory Plan, the provisions of this Plan document shall govern the operation of such Non-Statutory Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to the Statutory Plan and any Non-Statutory Plans.
3. ADMINISTRATION
     (a) The Plan is administered by the Board or by a committee designated by the Board (in which event all references herein to the Board shall be to the committee). Members of the Board shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
     (b) The Board (or the committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
          (i) To determine when and how options to purchase Shares shall be granted and the provisions of each Offering Period (which need not be identical).
          (ii) To designate from time to time an Affiliate or Subsidiary as a Designated Corporation whose employees shall be eligible to participate in the Statutory Plan or a Non-Statutory Plan. For purposes of participation in the Statutory Plan, only Subsidiaries shall be considered Designated Corporations, and the Board shall designate from time to time which Subsidiaries will be Designated Corporations in the Statutory Plan. The Board shall designate from time to time which Subsidiaries and Affiliates shall be Designated Corporations in particular Non-Statutory Plans, provided, however, that at any given time, a Subsidiary that is a Designated Corporation in the Statutory Plan shall not be a Designated Corporation in a Non-Statutory Plan. The foregoing designations and changes in designations by the Board from time to time shall not require stockholder approval.
          (iii) To determine from time to time the method for allocating the number of total shares to be offered under each sub-plan, which determination shall not require stockholder approval.
          (iv) To construe and interpret the Plan and rights to purchase (options on) Shares, and to establish, amend and revoke rules and procedures for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

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          (v) To amend or terminate the Plan as provided in Section 24 below.
          (vi) To adopt rules and procedures and/or special provisions relating to the operation and administration of the Statutory Plan (subject to the limitations of Section 423 of the Code or any successor provision in the Code) and any Non-Statutory Plan, as appropriate, to permit or facilitate participation in the Statutory Plan or a particular Non-Statutory Plan by employees who are foreign nationals or employed or resident outside the United States or as designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States.
          (vii) Generally, to exercise such powers and to perform such acts it deems necessary, desirable, convenient or expedient to promote the best interests of the Company and its Subsidiaries and to carry out that intent that the Statutory Plan be treated as an “employee stock purchase plan” under Section 423 of the Code.
     (c) Subject to the limitations of Section 423 of the Code or any successor provision in the Code with respect to the Statutory Plan, all questions of interpretation or application of the Plan shall be determined by the Board and its decisions shall be final and binding upon all persons.
4. ELIGIBILITY
     Any employee of the Company or any Designated Corporation is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following unless otherwise required under applicable local law:
     (a) employees who are not employed by the Company or a Designated Corporation on the third (3rd) business day before the beginning of such Offering Period;
     (b) employees who are customarily employed for less than 20 hours per week;
     (c) employees who are customarily employed for less than 5 months in a calendar year;
     (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 425(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and
     (e) individuals who provide services to the Company or any Designated Corporation as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

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5. OFFERING PERIODS; OFFERING DATES; AND PURCHASE DATES
     (a) Each Offering Period under the Plan (each an “Offering Period”) shall be of the duration provided for or permitted herein. The first trading day (day on which the exchange or system on which the Common Stock is trading is open) of each Offering Period is referred to as the “Offering Date.” The Board may but need not provide for multiple purchases within a single Offering Period. The Board shall have the power to change the duration of Offering Periods without stockholder approval. The last trading day of each Offering Period (or in the case of an Offering Period encompassing multiple purchases, each such purchase period) is hereinafter referred to as the “Purchase Date.”
     (b) Subject to Section 5(c) below, each Offering Period shall be of six (6) months’ duration commencing February 16 and August 16 of each year beginning February 16, 2009, and ending no later than the next August 15 and February 15, respectively, thereafter, and shall have a single Purchase Date (which shall occur on the last trading day of the Offering Period).
     (c) Notwithstanding 5(b) above and the other provisions of the Plan, the Board of Directors may, but need not, vary the terms and structure of the Offering Periods under this Plan, on such basis as it shall determine in its sole discretion (including without limitation, the length of each Offering Period, Offering Periods during which more than one Purchase Date shall occur, and the formula(s) for calculating the price(s) at which Shares may be purchased during such Offering Period including a formula under which such price is calculated with reference to the fair market value (as provided for in Section 8 below) of the Common Stock as of the Offering Date for the Offering Period); provided, however, that no Offering Period under the Plan shall have a duration in excess of twenty-seven (27) months (or such period as may be permitted under Code Section 423).
6. PARTICIPATION IN THE PLAN
     An eligible employee may become a participant in an Offering Period under the Plan if (a) as of the Offering Date with respect to the Offering Period he or she satisfies the eligibility requirements set forth above, and (b) not later than the third (3rd) business day prior to such Offering Date (at such time and in such manner as may be specified with respect to such Offering Period) he or she delivers to the Company or its authorized representative a subscription agreement indicating his or her desire to enroll in the Offering Period and authorizing payroll deductions in a manner consistent with Section 9 below. An eligible employee who does not timely deliver a subscription agreement by the date specified in advance of the applicable Offering Date shall not participate in that Offering Period and shall not participate in any subsequent Offering Period unless such employee enrolls in the Plan by timely delivering a subscription agreement to the Company or its representative prior the Offering Date of the applicable, subsequent Offering Period. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of that Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan with respect to subsequent Offering Periods. Any participant

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who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period.
7. GRANT OF OPTION
     (a) Each employee enrolled in an Offering Period will be granted on the Offering Date an option to purchase on each Purchase Date for a particular Offering Period up to that number of Shares determined by dividing the amount accumulated in such employee’s payroll deduction account during such Offering Period by the Purchase Price applicable to that Offering Period (as defined in Section 8 below).
     (b) In no event, however, shall the number of Shares subject to any option granted pursuant to this Plan exceed the limitations set forth in Section 10 below. The purchase price and fair market value of a Share shall be determined as provided in Section 8 below.
8. PURCHASE PRICE
     (a) Unless otherwise determined by the Board in its discretion, the purchase price per Share at which a Share of Common Stock will be sold in any Offering Period (the “Purchase Price”) shall be eighty-five percent (85%) of the fair market value on the applicable Purchase Date. The fair market value of a Share shall be as determined in good faith by the Board. If the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Stock Market, the fair market value of a Share shall be the closing sales price for such stock, as quoted on such exchange or market constituting the primary market for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the fair market value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.
     (b) The Board may in its discretion, and without stockholder approval, change the Purchase Price from the formula set forth above, provided that the Purchase Price may not be less than the lesser of (a) eighty-five percent (85%) of the Offering Date fair market value of a Share and (b) eighty-five percent (85%) of the Purchase Date fair market value of a Share.
9. PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS; ISSUANCE OF SHARES
     (a) The aggregate purchase price of the Shares is accumulated by regular payroll deductions made during each Offering Period, unless payroll deductions are not permitted under a statute, regulation, rule of a jurisdiction, in which case such other payments as may be approved by the Board (or committee) subject to this Section 9. The deductions are made as a percentage of the employee’s compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). For purposes of the Statutory Plan, “compensation” shall mean all compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions, but excluding amounts related to Company equity compensation; provided, however, that for

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purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. For purposes of any Non-Statutory Plan, “compensation” shall mean base salary. Payroll deductions shall commence on the first payroll date following the Offering Date and shall continue until the payroll date immediately preceding the Purchase Date unless sooner altered or terminated as provided in the Plan.
     (b) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the Company’s designated stock plan administrator (the “Administrator”) (which may also be the ESPP Broker, as defined below) a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than thirty (30) days after the Administrator’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may increase or lower the rate of payroll deductions for any subsequent Offering Period by filing with the Administrator a new authorization for payroll deductions during the open enrollment period beginning on the first (1st) day of the month and ending three business days before the Offering Date.
     (c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions (unless required by applicable local law). All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions (unless required by applicable local law).
     (d) On each Purchase Date, so long as the Plan remains in effect and provided that the participant has not withdrawn from the Plan in accordance with the provisions of Section 11 of the Plan before that date, the Company shall apply the funds then in the participant’s account to the purchase of whole Shares reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per Share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant’s account after such purchase of Shares shall be refunded to such participant in cash (without interest); provided, however, that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full Share of the Company shall be carried forward, without interest, into the next Offering Period (or in the event of an Offering Period during which multiple purchase will occur, into the next applicable purchase period within the Offering Period). In the event that the Plan has been oversubscribed as provided in Section 10(c), all funds not used to purchase Shares on the Purchase Date shall be returned to the participant (without interest, unless otherwise required by applicable local law). No Shares shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.
     (e) As promptly as practicable after the Purchase Date, the number of Shares purchased by each participant upon exercise of each participant’s option shall be deposited into an account established in the participant’s name at the stock brokerage or other third party

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service provider designated by the Company (the “ESPP Broker”), as nominee holding the Shares for the benefit of the participant. In the event participant requests the receipt of certificated shares, the Company shall arrange the delivery to such participant of a certificate representing the Shares purchased on the Purchase Date; provided that the Board may deliver certificates to a broker or brokers that hold such certificate in street name for the benefit of each such participant.
     (f) During a participant’s lifetime, such participant’s option to purchase Shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse or in the name of the ESPP Broker, as nominee holding the Shares for the benefit of the participant.
10. LIMITATIONS ON SHARES TO BE PURCHASED
     (a) No employee shall be entitled to purchase Shares under the Plan at a rate which, when aggregated with his or her rights to purchase Shares of Common Stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the date such right is granted (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.
     (b) Subject to Sections 9(a), 10(a) and 14(a) of the Plan, the maximum number of Shares that a participant may purchase on any single Purchase Date shall not exceed 10,000 Shares (the “Maximum Share Amount”); provided that prior to the commencement of any Offering Period, the Board may, in its sole discretion and without stockholder approval, change the Maximum Share Amount with respect to that Offering Period. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. Once a Maximum Share Amount is set, it shall continue to apply in respect of all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.
     (c) If a participant is precluded by the limitations of Sections 10(a) or 10(b) from purchasing additional Shares under the Plan, then his or her payroll deductions shall automatically be discontinued and shall resume at the beginning of the next Offering Period (or in the event of an Offering Period during which multiple purchase will occur, into the next applicable purchase period within the Offering Period) in which such participant is eligible to participate.
     (d) If the number of Shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of Shares then available for issuance under the Plan, the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of Shares to be purchased under a participant’s option to each employee affected thereby. Any payroll deductions accumulated in such participant’s account which are not used to purchase Shares due to the limitations in this

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Section 10(d) shall be returned to the participant (without interest, unless required by applicable local law) as soon as practicable after the end of the Offering Period.
11. WITHDRAWAL
     (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the Administrator notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period, or such shorter period of time as may be required in certain jurisdictions outside the United States as determined by the Board.
     (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee (without interest, unless required by applicable local law) and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in the Plan.
12. TERMINATION OF EMPLOYMENT
     Termination of a participant’s employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee as set forth in Section 4, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or, if such leave is longer than ninety (90) days, reemployment upon the expiration of such leave is guaranteed by contract or statute.
13. RETURN OF PAYROLL DEDUCTIONS
     In the event an employee’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his or her account. Unless otherwise required by applicable local law, no interest shall accrue on the payroll deductions of a participant in the Plan.
14. ADJUSTMENTS UPON CAPITAL CHANGES; CORPORATE TRANSACTIONS
     (a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised, the Maximum Share Amount set forth in Section 10(b) above, and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per Share covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the

8

number of issued Shares resulting from a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.
     (b) In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In such event, the Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned Shares.
     (c) In the event of a Corporate Transaction (defined below), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned Shares. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Board shall notify the participant that the option shall be fully exercisable on a date specified in such notice, and the option will terminate upon the expiration of such period. For purposes of the Plan, a “Corporate Transaction” means (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (iii) the sale of substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company).
     (d) The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of a Corporate Transaction.

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15. NONASSIGNABILITY
     Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.
16. REPORTS
     Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Offering Period a report of his account setting forth the total payroll deductions accumulated, the number of Shares purchased, the per Share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period, and any other reports required by applicable law.
17. NOTICE OF DISPOSITION
     Each participant under a Statutory Plan shall notify the Company if the participant disposes of any of the Shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such Shares were purchased (the “Notice Period”). Unless such participant is disposing of any of such Shares during the Notice Period, such participant shall keep the certificates representing such Shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.
18. NO RIGHTS TO CONTINUED EMPLOYMENT
     Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.
19. EQUAL RIGHTS AND PRIVILEGES
     All participants in an Offering Period under the Statutory Plan shall have the same rights and privileges with respect to their participation in the Statutory Plan for that Offering Period, in accordance with Section 423 of the Code and the related regulations (and any successor provisions) except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5). Any provision of the Statutory Plan, a specific Offering Period or an option granted under the Statutory Plan which is inconsistent with this Section 19 shall without further act or amendment by the Company or the Board be reformed, if possible, to the extent necessary to render such provision in compliance with the requirements of Section 423 of the Code, or shall otherwise be deleted, and the remainder of the terms of the Statutory Plan, an Offering Period and/or an option shall not be affected.

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20. NOTICES; ELECTRONIC DELIVERY
     (a) All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     (b) Any reference in the Plan to subscription agreements, enrollment forms, authorizations or any other document in writing shall include any agreement or document delivered electronically, including through the Company’s intranet.
21. CONDITIONS UPON ISSUANCE OF SHARES
     Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no liability for failure to issue any Shares under this Plan in the event that such issuance cannot be accomplished in compliance with all applicable laws.
22. APPLICABLE LAW
     The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
23. EFFECTIVE DATE; TERM OF THE PLAN
     The Plan shall become effective upon approval of the Plan by the stockholders of the Company, and shall continue until the earliest to occur of (i) termination of the Plan by the Board, (ii) issuance of all of the Shares reserved for issuance under the Plan, or (iii) ten (10) years from the date the Plan was originally approved by the stockholders (subject to the ability of the stockholders to approve later extensions of this term).
24. AMENDMENT OR TERMINATION OF THE PLAN
     The Board of Directors of the Company may at any time amend or terminate the Plan. Termination of the Plan shall not affect options previously granted under the Plan, nor shall any amendment make any change in an option previously granted which would adversely affect the right of any participant (unless mutually agreed otherwise between the participant and the Company, which agreement must be in writing and signed by the participant and the Company); provided that if the Board determines that a change in applicable accounting rules or a change in applicable laws renders an amendment or termination desirable, then the Board may approve such an amendment or termination. Any amendment of the Plan shall be subject to approval of the stockholders of the Company in the manner and to the extent required by applicable law. In addition, without limiting the foregoing, the Board may not amend the Plan without approval of the stockholders of the Company if such amendment would: (i) increase the number of Shares

11

that may be issued under the Plan; or (ii) expand the designation of the employees (or class of employees) eligible for participation in the Plan.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com

SYMANTEC CORPORATION 350 ELLIS STREET MOUNTAIN VIEW, CALIFORNIA 94043
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/symantec

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M26210-P99968	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYMANTEC CORPORATION

The Board of Directors recommends you vote FOR the following proposals:
1.	Election of eleven (11) members to the Board of Directors:	For	Against	Abstain
	1a. Stephen M. Bennett	☐	☐	☐

	1b. Michael A. Brown	☐	☐	☐			For	Against	Abstain
	1c. William T. Coleman III	☐	☐	☐	2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year;	☐	☐	☐
	1d. Frank E. Dangeard	☐	☐	☐
	1e. Geraldine B. Laybourne	☐	☐	☐	3.	Approval of an amendment to our 2004 Equity Incentive Plan, as amended, to increase the number of authorized shares issuable thereunder by 55,000,000 shares; and	☐	☐	☐
	1f. David L. Mahoney	☐	☐	☐
	1g. Robert S. Miller	☐	☐	☐	4.	Approval of an amendment to our 2008 Employee Stock Purchase Plan, to increase the number of authorized shares issuable thereunder by 20,000,000 shares.	☐	☐	☐
	1h. Enrique Salem	☐	☐	☐

	1i. Daniel H. Schulman	☐	☐	☐

	1j. John W. Thompson	☐	☐	☐

	1k. V. Paul Unruh	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M26211-P99968
This Proxy is Solicited on Behalf of the
Board of Directors of Symantec Corporation
2010 Annual Meeting of Stockholders
The undersigned stockholder(s) appoint(s) Enrique Salem, James A. Beer and Scott C. Taylor, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Symantec Corporation (“ Symantec ”) that are held of record by the undersigned as of July 26, 2010, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Symantec to be held on September 20, 2010 at 11:00 a.m. (Pacific time), and at any adjournments or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE ELEVEN NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
Continued and to be signed on reverse side